Exhibit 1.1

NANOBIOTIX S.A.
(a société anonyme incorporated under the laws of France)

1,959,289 Ordinary Shares and
225,373 American Depositary Shares,
Each Representing One (1) Ordinary Share
345,099 Pre-Funded Warrants to purchase 345,099 Ordinary Share(s)
(Nominal Value €0.03 Per Share)

UNDERWRITING AGREEMENT

May 21, 2026

JEFFERIES LLC
520 Madison Avenue
New York, New York 10022
United States of America

Jefferies GmbH
Bockenheimer Landstrasse 24
60323 Frankfurt am Main
Germany

TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, NY 10017
United States of America

Stifel, Nicolaus & Company, Incorporated
787 7th Avenue, 11th Floor
New York, NY 10019
United States of America

Stifel Europe Securities SAS
26 avenue des Champs-Elysées
75 008 Paris
France

Ladies and Gentlemen:

Nanobiotix S.A., a société anonyme incorporated under the laws of France and registered with the Registre du Commerce et des Sociétés of Paris under number 447 521 600 (the “Company”), proposes to issue and sell to the several underwriters all named in Schedule A (the “Underwriters”), an aggregate of (i) 1,959,289 ordinary shares, nominal value €0.03 per share (the “Ordinary Shares”) of the Company (the “Firm Shares”), (ii) Ordinary Shares to be delivered in the form of an aggregate of 225,373 American Depositary Shares (“ADSs”), each representing one Ordinary Share (the “Firm ADSs”), and (iii) pre-funded warrants of the Company to purchase 345,099 Ordinary Shares, the terms and conditions of which are in the form set forth as Exhibit C hereto (the “Pre-Funded Warrants” and, together with the Firm Shares and the Firm ADSs, the “Firm Securities”), as set forth in Schedule A hereto. The Company also grants to the Underwriters, acting severally and not jointly, the option described in Section 2 hereof to purchase all or any part of 33,805 additional Ordinary Shares to be delivered in the form of ADSs (the “Option ADSs”), with each Option ADS representing one Ordinary Share. The Firm ADSs and Option ADSs are collectively called the “Offered ADSs”. As used herein, “Warrant Shares” means the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants. The aforesaid Firm Securities and all or any part of the Option ADSs subject to the option described in Section 2 hereof are herein collectively called the “Offered Securities.” Unless the context otherwise requires, each reference to the Firm ADSs or the Option ADSs herein also includes the Ordinary Shares underlying the ADSs (the “Underlying Shares”).

Each of the parties acknowledges and agrees (for itself and on behalf of its respective controlled Affiliates and persons acting on their behalf) that the Offered Securities will be issued without preferential rights for existing shareholders, pursuant to the 29th, 36th and 39th resolutions of the Company’s combined general shareholders’ meeting held on May 19, 2025.

Jefferies LLC (“Jefferies LLC”), TD Securities (USA) LLC and Stifel, Nicolaus & Company, Incorporated have agreed to act as representatives of the several Underwriters with respect to the U.S. Offering (as defined below) (in such capacity, together the “U.S. Representatives”), and Jefferies GmbH (“Jefferies GmbH”, together with Jefferies LLC, “Jefferies”) and Stifel Europe Securities SAS have agreed to act as representatives of the several Underwriters with respect to the International Offering (as defined below) (in such capacity, the “European Representatives”, together with the U.S. Representatives, the “Representatives”) in connection with the offering and sale of the Offered Securities. To the extent there are no additional underwriters listed on Schedule A, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires. It is understood that the obligations of the Underwriters contained in this Agreement shall not constitute a performance guarantee (garantie de bonne fin) within the meaning of Article L. 225-145 of the French Commercial Code.

The ADSs will be evidenced by American Depositary Receipts (the “ADRs”) to be issued pursuant to a deposit agreement dated as of December 15, 2020 (the “Deposit Agreement”), among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders from time to time of the ADRs evidencing the ADSs issued thereunder. The Company shall, following subscription by the Underwriters of the Firm ADSs and, if applicable, the Option ADSs, deposit, on behalf of the Underwriters, the Underlying Shares represented by such ADSs with Citibank, N.A., as custodian (the “Depositary Custodian”) for the Depositary, which shall deliver such ADSs to the Representatives with respect to the U.S. Offering for the account of the several Underwriters for subsequent delivery to the other several Underwriters or the investors, as the case may be. Title to the Pre-Funded Warrants will be established and evidenced in accordance with Articles L.211-3 and R.211-1 of the French Monetary and Financial Code by book-entries (inscription en compte). No physical document of title (including certificats représentatifs pursuant to Article R.211-7 of the French Monetary and Financial Code) will be issued in respect of the Pre-Funded Warrants.

The Company understands that the Underwriters propose to make a public offering in the United States of the Offered ADSs (the “U.S. Offering”) as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered. The Firm Shares and the Pre-Funded Warrants will also be offered outside the United States (i) in France and other member states of the European Union to “qualified investors” within the meaning of Article 2(e) of the Regulation (EU) 2017/1129 as may be amended from time to time (the “Prospectus Regulation”) and (ii) outside of the European Union, pursuant to the applicable private placement exemptions in any such jurisdiction (the “International Offering”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-3 (File No. 333‑285604) with respect to the Offered Securities, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Securities. Such registration statement, as amended, including all documents incorporated by reference therein and the financial statements, exhibits and schedules thereto or incorporated by reference therein, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Securities is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Company and the Depositary have prepared and filed with the Commission a registration statement on Form F-6, as amended (File No. 333-250880) relating to the Offered ADSs. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including all documents incorporated or deemed to be incorporated by reference therein, is called the “F-6 Registration Statement.” The preliminary prospectus supplement dated May 20, 2026 describing the Offered Securities and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. As used herein, “Applicable Time” is 8:30 a.m. (New York City time) on May 21, 2026. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule B hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Offered Securities; “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the offering of the Offered Securities; “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically); and “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Schedule C attached hereto.

In accordance with French legal and regulatory requirements, the Company has prepared and filed with the French Financial Markets Authority (Autorité des marchés financiers) (the “AMF”) a French-language universal registration document (Document d’Enregistrement Universel) under number D.26-0200 on March 31, 2026 (the “Universal Registration Document”). The Company has also published press releases since (and including) March 31, 2026 and up to and including the date immediately before the date hereof (the “Corporate Press Releases”).

The Company has also published (i) a launch press release on May 20, 2026 announcing the launch of the offering of the Offered Securities (the “Launch Press Release”), and (ii) a pricing press release on May 21, 2026 in French and in English (the “Pricing Press Release” and together with the Launch Press Release, the “Offering Press Releases”). The Universal Registration Document, the Corporate Press Releases and the Offering Press Releases are referred to together as, the “French Public Disclosure”.

“Greenshoe Press Release” means the press release to be issued by the Company announcing the results of the offering if the overallotment option is exercised.

All references in this Agreement to the Registration Statement, the F-6 Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein, including such documents filed or furnished under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) identified therein as being so incorporated by reference. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the F-6 Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Securities as contemplated by Section 3(m) of this Agreement.

The Company hereby confirms its agreement with the Underwriters as follows:

Section 1.          Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of the Option Closing Date (as defined in Section 2), if any, as follows:

(a)          Compliance with Registration Requirements. The Registration Statement and the F-6 Registration Statement have each become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 20-F for the year ended December 31, 2025 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form F-3 under the Securities Act. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act. The Company meets the requirements for use of Form F-3 under the Securities Act specified in FINRA Conduct Rule 5110(h)(1)(C). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act. In connection with the filing of the Universal Registration Document, the Company has complied, to the AMF’s satisfaction, with all requests of the AMF for additional or supplemental information, if any, and, with respect to the Universal Registration Document, the Company’s auditors have submitted a letter of completion of work (lettre de fin de travaux) that showed no reservation, observation or warning. No order suspending the effectiveness of the Universal Registration Document has been issued by the AMF, nor has, to the Company’s knowledge, any challenge to the filing with the AMF or the use of the Universal Registration Document been filed with any court.

(b)          Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S‑T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Securities. Each of the Registration Statement and any post-effective amendment thereto and the F-6 Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The French Public Disclosure, as of their respective dates, taken together, are true, complete and accurate in all material respects. The French Public Disclosure, taken together, contain and will contain the necessary information which is material to an investor for making an informed assessment of the assets and liabilities, profit and losses, financial position, and prospects of the Company and on the rights attached to the Ordinary Shares. The French Public Disclosure conformed, conform and will conform, as appropriate, with the requirements set forth by applicable laws, including AMF regulations and the Prospectus Regulation. As of the Applicable Time, the Time of Sale Prospectus (including any preliminary prospectus wrapper) did not, and as of the First Closing Date (as defined in Section 2) and as of the Option Closing Date (as defined in Section 2), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The French Public Disclosure does not, and, as amended or supplemented, if applicable, will not, as of the date hereof, at the First Closing Date and the Option Closing Date, contain any untrue statement of a material fact, or taken together, omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as of its date, did not, and at the First Closing Date and at the Option Closing Date, if any, the Prospectus (including any Prospectus wrapper), will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the six immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the F-6 Registration Statement or the French Public Disclosure, or any post-effective amendment thereto, the Prospectus or the Time of Sale Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 9(b) below.  All notices, statements, opinions, estimates, statements of intent, projections made by the Company in the French Public Disclosure have been prepared in good faith and on reasonable grounds. There are no contracts or other documents required to be described in the Time of Sale Prospectus, the Prospectus or the French Public Disclosure or to be filed as an exhibit to the Registration Statement or the F-6 Registration Statement which have not been described or filed as required.

(c)          Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention and legending, as applicable, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus unless such information has been superseded or modified as of such time. Except for the free writing prospectuses, if any, identified in Schedule B, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)          Distribution of Offering Material by the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, and (ii) the completion of the Underwriters’ distribution of the Offered Securities, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the Registration Statement, the F-6 Registration Statement, the Time of Sale Prospectus, the Prospectus, the French Public Disclosure, the Greenshoe Press Release or any free writing prospectus reviewed and consented to by the Representatives, the free writing prospectuses, if any, identified on Schedule B hereto, any Permitted Section 5(d) Communications and any Road Show furnished to you before first use.

(e)          The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(f)          Power and Capacity. The Company has full power and capacity to enter into this Agreement; the issuance of the Offered Securities and the Warrant Shares to be issued by the Company upon exercise of the Pre-Funded Warrants have been or will be validly authorized pursuant to the resolutions passed at the Company’s combined general shareholders’ meeting held on May 19, 2025 which has been properly convened, the decisions of the supervisory board (conseil de surveillance) dated May 20, 2026, the decisions of the executive board (directoire) dated May 20, 2026 and the appropriate decisions of the executive board (directoire) of the Company deciding to issue the Firm Securities, and all ceilings applicable to the authorizations passed at the above mentioned Company’s combined general shareholders’ meeting have been respected;

(g)          Authorization of the Offered Securities. The Offered Securities, when issued and delivered against payment therefor pursuant to this Agreement, and upon delivery of a depositary certificate (certificat du dépositaire) in accordance with Articles L. 225-146 with respect to the issuance of the Firm Shares, Warrant Shares and Underlying Shares and the 29th, 36th and 39th resolutions of the Company’s combined general shareholders’ meeting held on May 19, 2025, will be duly authorized, validly issued, fully paid and nonassessable, and will conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Prospectus, the Prospectus, the Offering Press Releases and the Greenshoe Press Release, as applicable; and the issuance and sale of the Offered Securities and Warrant Shares to be issued upon exercise of the Pre-Funded Warrants is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Securities or the Warrant Shares to be issued upon exercise of the Pre-Funded Warrants, which have not been duly excluded, waived or satisfied. The Underlying Shares and the Warrant Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Offered ADSs, as contemplated by the Deposit Agreement. Upon the sale and delivery to the Underwriters of the Offered Securities, and payment therefor, the Underwriters will acquire good, marketable and valid title to such Offered Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances and will be freely transferable and there are no restrictions on subsequent transfers of the Offered Securities and Warrant Shares to be issued upon exercise of the Pre-Funded Warrants under the applicable laws of France or the United States, except as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Public Disclosure. The Pre-Funded Warrants have been duly authorized by the Company and, when executed and delivered by the Company pursuant to this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Warrant Shares have been duly authorized. The Warrant Shares, when issued and delivered against payment therefor in accordance with the terms of the Pre-Funded Warrants, will be duly and validly issued and fully paid and will conform to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Public Disclosure.

(h)          No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or F-6 Registration Statement or included in the offering contemplated by this Agreement that have not validly waived such rights.

(i)          No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Public Disclosure, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Public Disclosure: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, and have not entered into any material transactions (not in the ordinary course of business); and (iii) there has not been any material decrease in the share capital or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of share capital, or any repurchase or redemption by the Company or any of its subsidiaries of any class of share capital.

(j)          The Deposit Agreement; ADSs; Ordinary Shares. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally or by general equitable principles. Upon due issuance by the Depositary of the ADRs evidencing the Offered ADSs against the deposit of (i) the Underlying Shares and (ii) any ADSs against the deposit of Warrant Shares upon exercise of the Pre-Funded Warrants, in each case in respect thereof in accordance with the provisions of the Deposit Agreement and payment by the Underwriters for the Offered ADSs in accordance with this Agreement, such ADSs will be duly and validly issued and the persons in whose names such ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The (x) issuance and sale of the Offered ADSs by the Company and the deposit of the Underlying Shares with the Depositary and (y) the issuance of any ADSs upon exercise of the Pre-Funded Warrants and the deposit of the Warrant Shares with the Depositary in connection therewith, in each case together with the issuance of the ADRs evidencing the Offered ADSs as contemplated by this Agreement and the Deposit Agreement will neither (i) cause any holder of any Ordinary Shares or ADSs, securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or options, warrants or other rights to purchase Ordinary Shares or ADSs or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company nor (ii) trigger any anti-dilution rights of any such holder with respect to such Underlying Shares, ADSs, securities, options, warrants or rights. The Deposit Agreement and the ADRs conform in all material respects to each description thereof in the Time of Sale Prospectus. The Ordinary Shares conform in all material respects to the description thereof in the French Public Disclosure. Each holder of ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as a representative of the holders of the ADSs in a direct suit, action or proceeding against the Company.

(k)          Independent Accountants. Ernst & Young et Autres, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) for the year ended December 31, 2023, filed with the Commission and incorporated by reference into the Registration Statement, the Time of Sale Prospectus, and the Prospectus is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration, to the Company’s knowledge, has not been suspended or revoked and who, to the Company’s knowledge, has not requested such registration to be withdrawn. KPMG SA, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) as of and for the years ended December 31, 2024 and 2025, filed with the Commission and incorporated by reference into the Registration Statement, the Time of Sale Prospectus, and the Prospectus is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the PCAOB, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration, to the Company’s knowledge, has not been suspended or revoked and who, to the Company’s knowledge, has not requested such registration to be withdrawn. Grant Thornton and Ernst & Young et Autres, who have certified the financial statements of the Company as of and for the year ended December 31, 2023 are independent statutory auditors with respect to the Company as required by the AMF General Regulations and under the professional rules of the “Compagnie Nationale des Commissaires aux Comptes”. Grant Thornton and KPMG SA, who have certified the financial statements of the Company as of and for the year ended December 31, 2025 included directly in the Universal Registration Document and for the year ended December 31, 2024 incorporated by reference and have delivered a lettre de fin de travaux with respect to the Universal Registration Document, are independent statutory auditors with respect to the Company as required by the AMF General Regulations and under the professional rules of the “Compagnie Nationale des Commissaires aux Comptes.”

(l)          Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in shareholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with International Financial Reporting Standards as adopted by the European Union and IFRS® Accounting Standards as issued by the International Accounting Standard Board (the “IASB”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto or as otherwise disclosed therein. The financial statements included directly or incorporated by reference in the Universal Registration Document present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in shareholders’ equity and cash flows for the periods specified. Such financial statements as of and for the years ended December 31, 2025, 2024 and 2023 are in accordance with IFRS within the meaning of EC Regulation No. 1606/2002 of the European Parliament and of the council of 19 July 2002 as adopted from time to time by the European Commission in accordance with that Regulation and its interpretations promulgated by the IASB applied on a consistent basis throughout the periods involved (except as noted therein). No other financial statements or supporting schedules are required under applicable law to be included in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus or the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto. The financial data set forth or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All disclosures contained or incorporated by reference in the Registration Statement, any preliminary prospectus, the Prospectus and any free writing prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply in all material respects with Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements or other financial data filed with the Commission and included in, or incorporated by reference into, the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m)          Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with IFRS Accounting Standards as issued by IASB and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference into the Registration Statement, the Time of Sale Prospectus, and the Prospectus fairly presents the information called for in all material respects and is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(n)          Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that information relating to the Company, including its consolidated subsidiaries, required to be disclosed by the Company in reports that it files under the Exchange Act, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, as appropriate to allow timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal year end, and (iii) are effective in all material respects to perform the functions for which they were established. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Public Disclosure, since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(o)          Incorporation and Power of the Company. The Company is duly constituted and is validly existing as a société anonyme under the laws of France and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Public Disclosure and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing (where such concept exists) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing outside of France would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, operations, assets or liabilities of the Company and its subsidiaries, considered as one entity or on the performance by the Company of its obligations under this Agreement and the Deposit Agreement (a “Material Adverse Effect”). No proceeding of mandat ad hoc, conciliation, sauvegarde (including sauvegarde accélérée), redressement judiciaire or liquidation judiciaire is existing with respect to the Company and the Company is not insolvent. The by-laws (statuts) of the Company comply with the requirements of applicable French law and are in full force and effect in all material respects. Each member of the corporate bodies of the Company has been duly elected or appointed in such capacity and exercises his or her functions in accordance with applicable laws and regulations and the Company’s by-laws and internal regulations.

(p)          Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Public Disclosure. Each of the Company’s subsidiaries is duly qualified as a corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All of the issued and outstanding share capital or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding share capital or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary. No proceeding of mandat ad hoc, conciliation, sauvegarde (including sauvegarde accélérée), redressement judiciaire or liquidation judiciaire is existing with respect to any of the Company’s subsidiaries and each of the Company’s subsidiaries is not insolvent. The constitutive or organizational documents of each of the subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in or included as an exhibit to the Registration Statement and the French Public Disclosure.

(q)          Capitalization and Other Share Capital Matters. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” and in the French Public Disclosure (in each case, other than for subsequent issuances, if any, pursuant to employee or non-employee director or management benefit plans, stock-option and free share plans or upon the exercise of outstanding founders’ warrants (BSPCE), stock options (OSA) and warrants (BSA), or the vesting of free shares in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The share capital of the Company, including the Offered Securities and the Warrant Shares to be issued upon exercise of the Pre-Funded Warrants, conforms in all material respects to each description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and nonassessable, freely negotiable and have been issued in compliance with French law and, to the extent applicable, all United States federal, state and local securities laws. None of the outstanding Ordinary Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company that have not been duly excluded, waived or satisfied. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or any of its subsidiaries other than those described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Public Disclosure. The descriptions of the Company’s (i) free shares, stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, and (ii) founders’ warrants (BSPCE) and warrants (BSA), and the rights set forth in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Public Disclosure accurately and fairly present the information required to be shown with respect to such plans, arrangements, options, warrants and rights. The ADRs evidencing the Offered ADSs are in due and proper form. With respect to the outstanding founder’s share warrants (BSPCE), stock options, share warrants (BSA) and free shares (actions gratuites), in each case referred to in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Public Disclosure, (i) each grant was duly authorized no later than the date on which such grant was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the executive board and supervisory board of the Company and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the relevant plan adopted by the Company, as the case may be amended, and all other applicable laws and regulatory rules or requirements, including the rules of the AMF and Euronext, and (iii) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company.

(r)          Working Capital. The cash flow and working capital projections on which the Company has based its working capital statements which will be contained in the Offering Press Releases have been made on reasonable grounds in good faith, after due and careful enquiry and take into account all material matters of which the Company is aware concerning the Company and its subsidiaries. All assumptions on which such working capital statement is based are reasonable and, so far as the Company is aware, there are no other material assumptions which should reasonably be taken into account in the preparation of such working capital statement.

(s)          Stock Exchange Listing. The Company’s ADSs are registered pursuant to Section 12(b) of the Exchange Act and are listed on The Nasdaq Global Select Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Company’s ADSs under the Exchange Act or delisting the ADSs from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of Nasdaq. The Company will use commercially reasonable efforts to maintain the listing of the Ordinary Shares (including the Underlying Shares and the Warrant Shares) on the regulated market of Euronext Paris (“Euronext”) and will comply with all laws and regulations applying to it due to the listing of the Firm Shares and the Underlying Shares and the Warrant Shares upon exercise of the Pre-Funded Warrants on Euronext.

(t)          Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its articles of association or by‑laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby, by the Deposit Agreement and by the Registration Statement, the F-6 Registration Statement, the Time of Sale Prospectus, the Prospectus and the Offering Press Releases and the issuance and sale of the Offered Securities and the Warrant Shares to be issued upon exercise of the Pre-Funded Warrants (including the use of proceeds from the sale of the Offered Securities as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus under the caption “Use of Proceeds,” and in the Offering Press Releases) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the articles of association or by‑laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except for such violations, conflicts, breaches, Defaults, Debt Repayment Triggering Event, lien, charge or encumbrance specified in clauses (ii) and (iii) above as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Deposit Agreement and by the Registration Statement, the F-6 Registration Statement, the Time of Sale Prospectus and the Prospectus, except for the publication by Euronext of notices (avis) with respect to the listing of the Firm Shares and the Underlying Shares and such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or Nasdaq. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(u)          Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(v)          No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the knowledge of the Company, is threatened or imminent, which could reasonably be expected to result in a Material Adverse Effect.

(w)          Intellectual Property Rights. The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Public Disclosure as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”). To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Public Disclosure as licensed to the Company or one or more of its subsidiaries; and (ii) there is no infringement by third parties of any Intellectual Property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Public Disclosure as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. The product candidates described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Public Disclosure as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any subsidiary.

(x)          All Necessary Permits, etc. The Company and its subsidiaries possess such valid and current certificates, authorizations or permits required by French, United States (state or federal) or other foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Public Disclosure (“Permits”), except where failure to so possess would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non‑compliance with, any such Permit.

(y)          Title to Properties. The Company and its subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(l) above (or elsewhere in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Public Disclosure), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The real property, improvements, equipment and personal property material to its business held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(z)          Tax Law Compliance. The Company and each of its subsidiaries have timely filed with the appropriate governmental authority all United States federal, state, local, and non-United States tax returns required to be filed through the date hereof, or have properly requested extensions thereof, such tax returns are true, correct and complete in all respects, and the Company and each of its subsidiaries have timely paid all taxes required to be paid by any of them (whether or not shown on a tax return) through the date hereof including any related or similar assessment, interest, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings or except where the failure to file a tax return or the failure to pay any tax would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or its subsidiaries is under audit by any governmental authorities, and none of them has received written notice of any pending or threatened audit other than with respect to routine tax audits which the Company does not reasonably believe would have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(l) above in respect of all United States federal, state, local, and non-United States taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. No transaction, documentary, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty (including, for the avoidance of doubt, financial transaction tax as set out in Article 235 ter ZD of the Code général des impôts) is payable in France by or on behalf of the Underwriters to any taxing authority in connection with (i) the issuance, sale and delivery of the Offered Securities and Warrant Shares by the Company, the issuance of the ADSs by the Depositary, and the delivery of the Offered Securities (other than the ADSs) to or for the account of the Underwriters; (ii) the purchase from the Company, and the initial sale, transfer and delivery by the Underwriters of the Offered Securities to purchasers thereof; (iii) the deposit of the Ordinary Shares and the Warrant Shares with the Depositary and the issuance and delivery by the Depositary of the ADRs evidencing the ADSs; or (iv) the execution, delivery and consummation of this Agreement or the Deposit Agreement or any other document to be furnished hereunder, other than the transfer taxes set forth in Article 726 of the French Tax Code applicable if any such sale or transfer is evidenced by an acte within the meaning of such Article.

(aa)          Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(bb)          Compliance with Environmental Laws. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any French, U.S. (federal, state or local) or other foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations, and approvals required under any applicable Environmental Law and are each in compliance with their requirements; (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) to the Company’s knowledge, there are no events or circumstances existing as of the date hereof that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(cc)          ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and published interpretations thereunder of which the Company or such subsidiary is a member. Except as would not be reasonably expected to result in a Material Adverse Effect, no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. Except as would not be reasonably expected to result in a Material Adverse Effect, no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Except as would not be reasonably expected to result in a Material Adverse Effect, none of the Company, its subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(dd)          Company Not an “Investment Company”; Not a “Passive Foreign Investment Company”. The Company is not, and will not be, either after receipt of payment for the Offered Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus and the Offering Press Releases, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For the taxable year ended December 31, 2025, the Company does not believe that it was a “passive foreign investment company” as such term is defined in Section 1297 of the Code.

(ee)          No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly (without giving effect to the activities by the Underwriters), any action designed to or that would reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Offered Securities or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Offered Securities, whether to facilitate the sale or resale of the Offered Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M. Neither the Company, nor any of its subsidiaries, has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to cause or result in, the stabilization of the Offered Securities in violation of applicable European Union or French laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities. The Company has not taken or omitted to take any action nor will take any action or omit to take any action which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided under the Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures. The Company authorizes Jefferies LLC to make adequate public disclosure of information, and to act as the central point responsible for handling any request from a competent authority, in each case as required by Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 as amended, with regard to regulatory technical standards for conditions applicable to buy-back programs and stabilization measures.

(ff)          No Market Abuse. The Company has complied in all material respects with the applicable provisions of EU Regulation No 596/2014 of April 16, 2014 on market abuse, as amended, delegated EU regulations adopted thereunder and the equivalent French laws and regulations (the “Market Abuse Rules”) and has taken adequate measures and has adequate procedures in place in order to ensure such compliance. Neither the allotment of the Offered Securities nor the sale of the Offered Securities and the consummation of the transactions contemplated by this Agreement will cause or result in the violation of any material provision of the Market Abuse Rules, and no Company’s executive directors, executive board members and supervisory board members and to the knowledge of the Company, no officer, agent, or other person acting on behalf of the Company (except for the Underwriters, in respect of which the Company makes no representation) has done any act or engaged in any course of conduct constituting such violation.

(gg)          Related-Party Transactions. There are no business relationships or related-party transactions, including conventions réglementées under Article L. 225-86 et seq. of the French Commercial Code, involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Public Disclosure that have not been described as required.

(hh)          FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors, in connection with the offering of the Offered Securities is, to the Company’s knowledge, true, complete, correct and compliant with FINRA’s rules in all material respects and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects.

(ii)          Parties to Lock-Up Agreements. The Company has furnished to the Representatives a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from each of the persons listed on Exhibit B. Such Exhibit B lists under an appropriate caption the executive board members and supervisory board members of the Company. If any additional persons shall become executive board members or supervisory board members of the Company prior to the end of the Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representatives a Lock-up Agreement.

(jj)          Statistical and Market-Related Data. All statistical, demographic and market‑related data included in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Public Disclosure are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(kk)          No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Public Disclosure.

(ll)          Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor any, to the knowledge of the Company, any board member, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, Articles 432-11 et seq., 433-1 and 433-2, 433-22 to 433-25, 435-1 et seq. and 445-1 et seq. of the French Criminal Code, or any other applicable anti-bribery or anti-corruption law of the European Union or any other jurisdiction in which the Company conducts its business; or (iv) made, offered, authorized or requested any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA, and have instituted and maintain, policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm)          Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including but not limited to, the Cellule française de lutte contre le blanchiment de capitaux et le financement du terrorisme (TRACFIN) and the Office central pour la répression de la grande délinquance financière (OCRGDF) (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)          Sanctions. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, after due inquiry, any board member, officer, agent, employee, affiliate or other person acting on behalf of the Company (except for the Underwriters, in respect of which the Company makes no representation) or any of its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, any French government agency or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Russia, Belarus, Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo)          Outbound Investment Security Program. Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engage in or plan to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

(pp)          Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(qq)          Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 19 hereof.

(rr)          No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under French, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any French, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement.

(ss)          Enforceability of Judgments. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be recognized and enforced in France, without a review of the substantive matters thereby adjudicated, through an action for exequatur brought before the competent French court (subject to appeal against the exequatur order itself, again without a review of the substantive matters adjudicated by the relevant final judgment, and subject to further recourse before the French Supreme Court, again without a review of the substantive matters adjudicated by the relevant final judgment), provided that such French court is provided with a French-language version of this Agreement, and/or the Deposit Agreement, or relevant excerpts thereof to the extent required and both the original and a translation into French (by a sworn translator) of the relevant final judgment and other relevant documents and determines that the requirements developed by case law for the enforcement of foreign judgments are satisfied, in particular that:

(i)          such final judgment was rendered by a court having jurisdiction over the matter, as the dispute is clearly connected to the jurisdiction of such court (i.e., there was no international forum-shopping), the choice of the New York Court was not fraudulent and the French courts did not have exclusive jurisdiction over the matter;

(ii)          such final judgment does not contravene French international public policy rules, both pertaining to the merits and to the procedure of the case, including fair trial rights; and

(iii)          such final judgment is not tainted with fraud under French law (i.e., the parties did not submit the dispute to a foreign court in order to maliciously avoid the application of French law) and does not conflict with a French judgment or a foreign judgment having the same subject-matter that has become effective in France.

(tt)          Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Public Disclosure (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward‑looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(uu)          Compliance with The Sarbanes-Oxley Act and Nasdaq Governance Requirements. The Company is in compliance in all material respects with all applicable (i) provisions of the Sarbanes-Oxley Act of 2002 and rules and regulations promulgated thereunder or implementing the provisions thereof (collectively, the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply, and is or will be taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions and their becoming applicable to the Company and (ii) corporate governance requirements under Nasdaq regulations and, in each case, has no reason to believe that it will not be able to comply with any of such provisions. There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act, including without limitation, Sections 302 and 906 related to certifications. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(vv)          Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear, to the Company’s knowledge, of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained controls, policies, procedures, and safeguards consistent with industry standards and practices for similarly-situated companies to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (EU 2016/679) (“GDPR”); and (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”). Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ww)          Compliance with Data Privacy Laws. The Company and its subsidiaries are, to the extent applicable to the Company’s operations, in material compliance with all applicable state and federal data privacy and security laws, rules and regulations, including without limitation HIPAA, and the Company and its subsidiaries have defined a compliance program to be implemented in order to comply with GDPR (collectively, the “Privacy Laws”). The Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have at all times made all material disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Neither the Company nor any of its subsidiaries: (i) has received notice alleging any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any material obligation or liability under any Privacy Law.

(xx)          [Reserved.]

(yy)          Communications. The Company (i) has not alone engaged in communications with potential investors in reliance on Section 5(d) of the Securities Act other than Permitted Section 5(d) Communications with the consent of the Representatives with entities that are QIBs or IAIs and (ii) has not authorized anyone other than the Representatives to engage in such communications; the Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Marketing Materials, Section 5(d) Oral Communications and Section 5(d) Written Communications; as of the Applicable Time, each Permitted Section 5(d) Communication, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Section 5(d) Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Prospectus and the French Public Disclosure; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Permitted Section 5(d) Communication in reliance upon and in conformity with written information furnished to the Company in writing by the Representatives expressly for use in such Permitted Section 5(d) Communication, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 9(b) hereof; and (iii) the Company has filed publicly on EDGAR, at least 48 hours prior to the effectiveness of the Registration Statement in accordance with Rule 461 under the Securities Act, any confidentially submitted registration statement relating to the offer and sale of the Offered Securities.

(zz)          Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, and other studies of the Company (collectively, “studies”) that are described in, or the results of which are referred to in, the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Public Disclosure were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies, as amended from time to time; each description of the results of such studies is accurate and complete in all material respects and fairly presents in all material respects the data derived from such studies, and the Company and its subsidiaries have no knowledge of any other studies, other than as may be addressed in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Public Disclosure, the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Public Disclosure when viewed in the context in which such results are described and the state of development; the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or from any other U.S. or foreign government or drug or medical device regulatory agency (including the Agence Nationale de Sécurité du Médicament et des Produits de Santé), or Institutional Review Board (collectively, the “Regulatory Agencies”) to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Public Disclosure; except as disclosed in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Public Disclosure, neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification before proceeding of any clinical trials that are described or referred to in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Public Disclosure; and the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(aaa)          Compliance with Health Care Laws. The Company and its subsidiaries are, and at all times have been, in compliance with all Health Care Laws applicable to the Company and its subsidiaries, except as would reasonably be expected individually or in the aggregate to have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), Public Health Service Act (42 U.S.C. §§ 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), U.S. Physician Payments Sunshine Act (42 U.S.C. Section 1320a-7h), all applicable federal, state, local and all foreign criminal laws relating to health care fraud and abuse, including but not limited to the U.S. False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under HIPAA, the exclusion law (42 U.S.C. Section 1320-7), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes; (iii) the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. parts 160 and 164 (subparts A and E) (the “Privacy Rule”), the Security Standards, 45 C.F.R. parts 160 and 164 (subparts A and C), the Breach Notification Rule, 45 C.F.R. part 164 (subpart D), and the Standards for Electronic Transactions and Code Sets, 45 C.F.R. part 162, promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, and the regulations promulgated thereunder; (v) the U.S. Controlled Substances Act (21 U.S.C. Section 801 et seq.); (vi) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vii) all other local, state, federal, national, supranational and foreign laws, applicable to the Company or its subsidiaries, except as would reasonably be expected individually or in the aggregate to have a Material Adverse Effect. Neither the Company nor its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws that has not been resolved nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. Except as would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect, (i) the Company and its subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and (ii) all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, accurate and not misleading on the date filed in all material respects (or were materially corrected or supplemented by a subsequent submission). Neither the Company nor its subsidiaries is a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority with respect to Health Care Laws. Additionally, neither the Company, its subsidiaries nor, to the knowledge of the Company, any of the Company’s or its subsidiaries’ respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal or state health care program or human clinical research or is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion. The Company is not a “covered entity” or “business associate” as such terms are defined under HIPAA.

(bbb)          No Contract Terminations. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any preliminary prospectus, the Prospectus, the French Public Disclosure or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or the F-6 Registration Statement, or any document incorporated by reference therein, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof, except, in each case, as described or contemplated by the Registration Statement, the F-6 Registration Statement, the Time of Sale Prospectus, the Prospectus or the French Public Disclosure.

(ccc)          Dividend Restrictions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsels to the Company and counsels to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.          Purchase, Sale and Delivery of the Offered Securities.

(a)          The Firm Securities. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 225,373 Firm ADSs and 1,959,289 Firm Shares and 345,099 Pre-Funded Warrants. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company up to the respective number of Firm ADSs or Firm Shares, as applicable, and Pre-Funded Warrants set forth opposite their names on Schedule A, at the purchase price set forth in accordance with Section 2(d) below; plus any additional number of Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 (subject, in each case, to such adjustments among the Underwriters as the applicable Representatives in their sole discretion shall make to eliminate any sales or purchase of fractional Ordinary Shares or ADSs, as the case may be). It is understood that the obligations of the Underwriters contained in this Agreement shall not constitute a performance guarantee (garantie de bonne fin) within the meaning of Article L. 225-145 of the French Commercial Code.

(b)          The First Closing Date. Delivery of certificates or book-entry positions for the Firm Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Cooley LLP, New York, NY (or such other place as may be agreed to by the Company and the Representatives) at 3:00 a.m. New York City time, on May 26, 2026, or such other time and date not later than 10:00 a.m. New York City time on the tenth business day thereafter, as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 12.

(c)          The Option ADSs; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby agrees to issue, at the option of the several Underwriters, up to an aggregate of 33,805 Option ADSs at the ADS Purchase Price (as defined below) to be sold to the Underwriters. The option granted hereunder may be exercised once at any time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Option ADSs as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Option ADSs will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm Securities and such Option ADSs). Such time and date of delivery, if subsequent to the First Closing Date, is called the “Option Closing Date,” shall be determined by the Representatives and shall not be earlier than two or later than five full business days after delivery of such notice of exercise. If any Option ADSs are to be purchased, each relevant Underwriter agrees, severally and not jointly, to purchase that proportion of the total number of Option ADSs then being purchased which the number of Firm Securities, as set forth on Schedule A opposite the name of such relevant Underwriter bears to the total number of Firm Securities to be purchased (subject to such adjustments to eliminate fractional Ordinary Shares or ADSs, as the case may be, as the applicable Representatives may determine); provided, however, any rights and obligations of any European Representative with respect to the Option ADSs will instead be borne by the U.S. affiliate of such European Representative.

(d)          Payment for the Offered Securities. The Firm Shares and the Firm ADSs (and, as the case may be, the Option ADSs) are being offered as part of a single capital increase at an identical price of $38.98 per ADS (the “ADS Purchase Price”) corresponding to €33.60 per Ordinary Share (the “Share Purchase Price”) based upon the exchange rate, as agreed between the Company and the Representatives, and exclusive of the commissions set forth in Section 2(f) below. The Pre-Funded Warrants will be offered at a public offering price of €33.57 per Pre-Funded Warrant which will be entirely pre-funded at the First Closing Date, except for a nominal exercise price of 0.03 Euro per Warrant Share (the “Pre-Funded Warrant Purchase Price”). Payment of the Share Purchase Price or the ADS Purchase Price, as applicable, for the Firm Shares and the Firm ADSs (and, as the case may be, the Option ADSs) shall be made to the Company on or prior to the First Closing Date (and, as the case may be, on or prior to the Option Closing Date) (i) in Euros with respect to the Firm Shares by wire transfer or credit of immediately available funds of an amount equal to the product of 1,959,289 Firm Shares sold in the International Offering by the Share Purchase Price to the account or accounts designated by the Company in writing at least two business days prior to the First Closing Date, which account shall be held at CM-CIC Securities, as transfer agent and registrar of the Company (the “Registrar”), by Jefferies GmbH as a European Representative for purposes of settlement and delivery of the Firm Shares and (ii) in United States dollars with respect to the Firm ADSs (or Option ADSs, as the case may be) by wire transfer or credit of immediately available funds of an amount equal to the product of the 225,373 Firm ADSs (or the Option ADSs, as the case may be) sold in the U.S. Offering by the ADS Purchase Price to the account or accounts designated by the Company in writing at least two business days prior to the First Closing Date (or the Option Closing Date, as the case may be), which account shall be held at the Registrar, by Jefferies LLC as a U.S. Representative for purposes of settlement and delivery of the Offered ADSs. No later than 10:00 a.m. Central European Time on the First Closing Date and, as the case may be, the Option Closing Date, the Registrar shall issue one depositary certificate (certificat du dépositaire) in accordance with Article L. 225-146 of the French Commercial Code, relating to the capital increase, and, as the case may be, the additional capital increase, of the Company, and shall deliver three originals of such certificate to the Company. At least one full business day prior to the First Closing Date, the Company shall have taken all actions and provided the Registrar with all notices, documents, corporate authorizations or other instruments necessary or required to effectuate the issuance of the certificat du dépositaire referred herein. Payment of the Pre-Funded Warrant Purchase Price for the Pre-Funded Warrants shall be made to the Company on or prior to the First Closing Date in Euros by wire transfer or credit of immediately available funds of an amount equal to the product of 345,099 Pre-Funded Warrants sold in the International Offering by the Pre-Funded Warrant Purchase Price to the account or accounts designated by the Company in writing at least two business days prior to the First Closing Date, which account shall be held at the Registrar, on the First Closing Date.

(e)          Delivery of the Offered Securities. On the First Closing Date and, as the case may be, on the Option Closing Date, immediately after issuing the certificat du dépositaire, the Registrar shall: (i) send to Euroclear France, in the name and on behalf of the Company, a lettre comptable for the creation of the Firm Shares and of the Underlying Shares corresponding to the Firm ADSs (and, as the case may be, the Option ADSs) and for credit thereof no later than on the First Closing Date (and, as the case may be, the Option Closing Date) in a securities account opened in the name and on behalf of the Company in the books of the Registrar; (ii) transfer and credit the Firm Shares to a securities account opened in the books of the European Representative for purposes of settlement and delivery of the Firm Shares; and (iii) transfer the Underlying Shares corresponding to the Firm ADSs (and, as the case may be, the Option ADSs) to Citibank, N.A., as custodian under the Deposit Agreement, for the account of the Depositary against issuance of ADRs evidencing ADSs in accordance with the Deposit Agreement. Delivery of the Offered ADSs and/or the ADRs evidencing Offered ADSs shall be made through the facilities of the Depository Trust Company (“DTC”) unless the applicable Representatives shall otherwise instruct. Prior to the First Closing Date, the Company shall have taken all actions and made all necessary filings with Euronext and Euroclear France, and with the Depositary and DTC, to facilitate the transfer of the Firm Shares through Euroclear France and the Offered ADSs through DTC. The ADRs evidencing the Offered ADSs shall be registered in such names and denominations as the applicable Representatives shall have requested at least one full business day prior to the First Closing Date (or the Option Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

On the First Closing Date, subject to and upon receipt of the aggregate subscription amounts for the Pre-Funded Warrants, the Pre-Funded Warrants will be created and delivered to the accounts specified by each subscriber of Pre-Funded Warrants. On the First Closing Date, the Pre-Funded Warrants shall be inscribed in the books of the Registrar, which shall credit the account of each subscriber of Pre-Funded Warrants with the Registrar.

(f)          Underwriting Commissions. As compensation for the Underwriters’ commitments, the Company shall pay, or cause the Registrar to pay, to Jefferies, as Representative for purposes of settlement and delivery of the Offered Securities, (i) a commission equal to the product of $2.3388 and the number of Firm ADSs (and/or Option ADSs, as the case may be) to be issued at the First Closing Date (or the Option Closing Date, as the case may be) and (ii) a commission equal to the product of €2.0160 and the number of Firm Shares to be issued at the First Closing Date and (iii) the product of €2.0142 per Pre-Funded Warrant multiplied by the number of Pre-Funded Warrants to be issued at the First Closing Date. The aforementioned commissions shall be deducted from the gross proceeds payable to the Company on the First Closing Date (or the Option Closing Date, as the case may be) and shall be paid on such date by the Registrar to the Underwriters as soon as possible after issuance of the certificat du dépositaire referred to in Section 2(d) above. The Company irrevocably agrees to such transfer. The underwriting commissions payable on the First Closing Date (or the Option Closing Date, as the case may be) will be divided in the following proportions: 44.0% for Jefferies, 36.5% for TD Securities (USA) LLC and 19.5% for Stifel, Nicolaus & Company, Incorporated.

Section 3.          Additional Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a)          Delivery of Registration Statement, F-6 Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, as promptly as practicable on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Securities, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement or the F-6 Registration Statement as you may reasonably request.

(b)          Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement or the F-6 Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement or the F-6 Registration Statement (including, in each case, any amendment or supplement through incorporation of any report filed under the Exchange Act) without the Representatives’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including, in each case, any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule. The information contained in such amendment or supplement shall be made available, to the extent the Representatives reasonably determine that it is required by applicable French laws after consultation with the Company, to the public in France, through a press release broadcasted pursuant to applicable AMF rules.

(c)          Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Securities (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or the F-6 Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(d)          Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)          Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement or the F-6 Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law. The information contained in such amendment or supplement shall be made available, to the extent the Representatives reasonably determine that it is required by applicable French laws after consultation with the Company, to the public in France, through a press release broadcasted pursuant to applicable AMF.

(f)          Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission or the AMF relating to the Registration Statement or the Offering Press Releases, as the case may be, received by the Company before the later of one year from the date of this Agreement or the expiration of the period during which a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule); (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or the F-6 Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement or the F-6 Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the F-6 Registration Statement or any post-effective amendment thereto, or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Offered Securities from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order or if any such challenge is issued at any time, the Company will use its best efforts to obtain the lifting of such order or to oppose such challenge at the earliest possible moment. Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)          Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsels for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(b) and Section 3(c) hereof) to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c). The information contained in such amendment or supplement shall be made available, to the extent required by applicable French laws, to the public in France, through a press release broadcasted pursuant to applicable AMF rules.

(h)          Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as possible.

(i)          Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Securities sold by it in substantially the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus, and the Launch Press Release, as amended and supplemented in the Pricing Press Release as the case may be.

(j)          Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided, however, that the requirements of this Section 3(j) shall be satisfied to the extent that such earnings statement is available on EDGAR.

(k)          Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Exchange Act and applicable French laws and regulations so as to permit the completion of the distribution of the Offered Securities as contemplated by this Agreement, the Registration Statement, the F-6 Registration Statement, the Time of Sale Prospectus, the Prospectus and the Offering Press Releases. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and Nasdaq all reports and documents required to be filed under the Exchange Act.

(l)          Listing. The Company will use its best efforts to list the Firm Shares and the Underlying Shares and the Warrant Shares upon exercise of the Pre-Funded Warrants on Euronext. No action is required in connection with the offered ADSs being listed on Nasdaq.

(m)          Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Securities. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Offered Securities; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(n)          Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any ADSs, Ordinary Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a‑1(b) under the Exchange Act) of any ADSs, Ordinary Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any ADSs, Ordinary Shares or Related Securities; (iv) in any other way transfer or dispose of any ADSs, Ordinary Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any ADSs, Ordinary Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any ADSs, Ordinary Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any ADSs, Ordinary Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered ADSs); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) issue ADSs or Ordinary Shares or grant free shares, options or warrants (including share warrants (bons de souscription d’actions, or BSA) and stock options (options de souscription d’actions) to purchase ADSs or Ordinary Shares, or procure the issuance of ADSs or Ordinary Shares upon exercise of options or warrants (including BSPCE, BSA and stock options)), pursuant to any available shareholder resolution authorizing the issuance of such ADSs or Ordinary Shares, as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the French Public Disclosure, in connection with any employee or non-employee director or management benefit, stock option, warrant plan, stock bonus or other stock plan or arrangement, (B) file a registration statement on Form S-8 to register ADSs or Ordinary Shares issuable pursuant to the terms of a stock option, stock bonus or other similar stock plan or arrangement described in the Registration Statement, Time of Sale Prospectus, the Prospectus; (C) issue ADSs or Ordinary Shares in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, business, property or other assets of another person or entity or pursuant to any employee benefit plan as assumed by the Company in connection with any such acquisition; provided, however, that in the case of clause (C), (x) such ADSs or Ordinary Shares shall not in the aggregate exceed 7.5% of the Company’s outstanding share capital immediately following the consummation of the offering of the Offered Securities contemplated by this Agreement and (y) the recipients thereof provide to the Representatives, on behalf of the Underwriters, a signed agreement substantially in the same form as the Lock-Up Agreement on Exhibit A hereto; and (D) file a prospectus with the Commission related to an at-the-market sales program and issue and sell ADSs thereunder, provided that such prospectus may only be filed at least 30 days after the date of the Final Prospectus Supplement and (E) issue Ordinary Shares upon exercise of the Pre-Funded Warrants.

For purposes of the foregoing, “Related Securities” shall mean any options or warrants or depositary receipts evidencing ADSs or Ordinary Shares or other rights to acquire ADSs or Ordinary Shares or any securities exchangeable or exercisable for or convertible into ADSs or Ordinary Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, ADSs or Ordinary Shares.

(o)          Future Reports to the Representatives. During the period of five years hereafter, the Company will furnish to each of the Representatives at their respective notice address provided in Section 15: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each Annual Report on Form 20-F, Report on Form 6-K or other report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its share capital; provided, however, that the requirements of this Section 3(o) shall be satisfied to the extent that such reports, statements, communications, financial statements or other documents are available on EDGAR or on the website of the Company.

(p)          Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(q)          No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Offered Securities or any reference security with respect to the Offered Securities, whether to facilitate the sale or resale of the Offered Securities or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. Neither the Company, nor any of its subsidiaries, nor any person acting on its or their behalf (other than the Underwriters with respect to whom the Company makes no such undertaking) will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to cause or result in, the stabilization of the Offered Securities in violation of applicable European Union or French laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(r)          Enforce Lock-Up Agreements. During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of ADSs, Ordinary Shares or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement. In addition, the Company will direct the transfer agent, to the extent permitted under applicable law, to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements.

(s)          Company to Provide Interim Financial Statements. The Company will furnish the Underwriters, as soon as practicable after they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus, provided that such obligation should terminate upon the later of (i) the Option Closing Date or (ii) the expiration of Underwriters’ option to purchase Option ADSs, provided that no such interim financial statements shall be required to be prepared solely as a result of this Section 3(s).

(t)          Deposit Agreement. On or prior to the First Closing Date and the Option Closing Date, as applicable, the Company agrees (i) to deposit Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and will otherwise comply with the Deposit Agreement so that ADRs evidencing the Offered ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Date and (ii) to otherwise comply with the terms of the Deposit Agreement, including without limitation, the covenants set forth in the Deposit Agreement.

(u)          Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any transaction, documentary, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty (including any financial transaction tax as set out in Article 235 ter ZD of the Code général des impôts), including any interest, penalties and additions to tax, in each case, that are payable by or on behalf of the Underwriters on (i) the creation, issuance, delivery and sale of the Offered Securities, the issuance of the ADSs, and the delivery of the Offered Securities to or for the account of the Underwriters; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters, of the Offered Securities to purchasers thereof; (iii) the holding or transfer of the Offered Securities or Warrant Shares to be issued upon exercise of the Pre-Funded Warrants; (iv) the deposit of the Ordinary Shares and the Warrant Shares with the Depositary and the issuance and delivery of the ADRs evidencing the ADSs; or (v) the execution, delivery and consummation of this Agreement or the Deposit Agreement or any other document to be furnished hereunder, including in respect of any payment made to the Underwriters pursuant to such agreements, other than the transfer taxes set forth in Article 726 of the French Tax Code applicable, if any such sale or transfer is evidenced by an "acte" within the meaning of such Article. Moreover, the Company will, in addition to any amount payable by it pursuant to this Section 3(u) and Section 4 (and at the same time as paying that amount), pay any VAT, sale or similar tax payable in addition to that amount.

(v)          Transfer Agent. The Company agrees to maintain a transfer agent and registrar (services titres) for the Ordinary Shares.

(w)          Amendments and Supplements to Permitted Section 5(d) Communications. If at any time following the use of any Permitted Section 5(d) Communication during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such untrue statement or omission.

(x)          [Reserved.]

(y)          Euronext Notices. The Company will as soon as practicable, before or after the First Closing Date and in any event within any prescribed period of time, give such notices to, or make such filings with, Euronext or other agencies or bodies, as shall be required under any applicable laws or regulations in connection with this offering.

(z)          Sales Taxes. If the performance by the Underwriters of any of their obligations under this Agreement shall represent for VAT purposes under any applicable law the making by the Underwriters of any supply of goods or services to the Company (to the extent applicable), the Company shall pay to the Underwriters, in addition to the amounts otherwise payable by the Company pursuant to this Agreement, an amount equal to the VAT chargeable on any such supply of goods and services provided that the Underwriters have issued the Company with an appropriate VAT invoice in respect of the supply to which the payment relates. Where a sum (a “Relevant Sum”) is paid or reimbursed to the Underwriters pursuant to this Agreement in respect of any cost, expense or other amount and that cost, expense or other amount includes an amount in respect of irrecoverable VAT (the “VAT Element”) which has been certified as such by the Underwriters (acting reasonably), then the Company, to the extent applicable, shall, in addition, pay an amount equal to the VAT Element to the Underwriters. For the purposes of this Agreement, “VAT” means any French or non-French value added tax, sales tax or similar tax payable in addition to the price of any supply of goods or services.

(aa)          Pre-Funded Warrants. The Company shall, at all times while the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Pre-Funded Warrants are outstanding, use its best efforts to maintain a registration statement covering the exercise of the Pre-Funded Warrants and the issue and sale of the Warrant Shares such that the Warrant Shares, when issued, will not be subject to resale restrictions under the Securities Act except to the extent that the Warrant Shares are owned by affiliates.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.          Payment of Expenses.

The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Ordinary Shares, (iii) all fees and expenses of the Depositary related to the Offered Securities, (iv) all VAT, issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Securities to the Underwriters or in connection with the initial sale, transfer and delivery by the Underwriters of the Offered Securities to purchasers thereof (except for any transfer taxes that may be due in France as a result of the transfer of the Ordinary Shares or Offered Securities being evidenced by a written statement (acte)), (v) all fees and expenses of the Company’s counsels, independent public or certified public accountants and other advisors, (vi) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the F-6 Registration Statement, the Time of Sale Prospectus, the Prospectus, the French Public Disclosure, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, each Permitted Section 5(d) Communication, and all amendments and supplements thereto, and this Agreement, (vii) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (viii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Securities, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters (such fees and expenses of counsel, together with the fees and expenses described in clause (vii) above, not to exceed $35,000 in the aggregate), (ix) the costs and expenses of the Company relating to investor presentations on any “road show”, any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered, if approved by the Company, in connection with the road show (with the remaining 50% of the cost of such aircraft to be paid by the Underwriters), (x) the fees and expenses associated with the inclusion of the Offered ADSs for listing on Nasdaq and with listing the Firm Shares and all Underlying Shares and all Warrant Shares upon exercise of the Pre-Funded Warrants on Euronext and (xi) all other fees, costs and expenses of the nature referred to under the caption “Expenses Relating to this Offering” in the Registration Statement. Except as provided in this Section 4 or in Section 3, Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsels.

Section 5.          Covenants of the Underwriters.

Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6.          Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Securities as provided herein on the First Closing Date and, with respect to the Option ADSs, the Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Option ADSs, as of the Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)          Comfort Letter. On the date hereof, the Representatives shall have received from each of Ernst & Young et Autres, former independent registered public accountants for the Company, and KPMG SA, current independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and each free writing prospectus, if any.

(b)          Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option ADSs purchased after the First Closing Date, the Option Closing Date:

(i)          The Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act.

(ii)          No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement or the F-6 Registration Statement or any post-effective amendment to the F-6 Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)          If a filing has been made with FINRA, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)          No Material Adverse Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Option ADSs purchased after the First Closing Date, the Option Closing Date in the judgment of the Representatives there shall not have occurred any Material Adverse Change.

(d)          Opinion of U.S. Counsel for the Company. On each of the First Closing Date and the Option Closing Date, the Representatives shall have received the opinion of Jones Day, U.S. counsel for the Company, dated as of such date, in form and substance satisfactory to the Representatives.

(e)          Opinion of French Counsel for the Company. On the First Closing Date and the Option Closing Date, the Representatives shall have received the opinion of Jones Day, French counsel for the Company, dated as of such date, in form and substance satisfactory to the Representatives.

(f)          Opinion of Intellectual Property Counsel for the Company. On each of the First Closing Date and the Option Closing Date, the Representatives shall have received the opinions of Dreyfus & Associates, Becker & Associates and Saliwanchik, Lloyd & Eisenschenk, counsel for the Company with respect to intellectual property matters, dated as of such date, in form and substance satisfactory to the Representatives and to such further effect as the Representatives shall reasonably request.

(g)          Opinion of Counsel for the Depositary. On each of the First Closing Date and the Option Closing Date, the Representatives shall have received the opinion of Patterson Belknap Webb & Tyler LP, counsel for the Depositary, dated as of such date, in form and substance satisfactory to the Representatives and to such further effect as the Representatives shall reasonably request.

(h)          Opinion of U.S. Counsel for the Underwriters. On each of the First Closing Date and the Option Closing Date the Representatives shall have received the opinion of Cooley LLP, U.S. counsel for the Underwriters in connection with the offer and sale of the Offered Securities, in form and substance satisfactory to the Underwriters, dated as of such date.

(i)          Opinion of French Counsel for the Underwriters. On each of the First Closing Date and the Option Closing Date the Representatives shall have received the opinion of Gide Loyrette Nouel A.A.R.P.I., French counsel for the Underwriters in connection with the offer and sale of the Offered Securities, in form and substance satisfactory to the Underwriters, dated as of such date.

(j)          Officers’ Certificate. On each of the First Closing Date and the Option Closing Date, the Representatives shall have received a certificate executed by the Chairman of the Executive Board and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)          for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii)          the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)          the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(k)          Corporate Documentation. On the First Closing Date, the Underwriters shall have received an electronic copy of (i) the up-to-date bylaws (statuts), extrait K-bis and certificat de non-faillite of the Company dated less than five business days before the First Closing Date and (ii) certified extracts of the minutes of the resolutions of the Company’s combined general shareholders’ meeting dated May 19, 2025 and the decisions of the supervisory board dated May 20, 2026 and of the executive board dated May 20, 2026 and May 21, 2026.

(l)          Bring-down Comfort Letter. On each of the First Closing Date and the Option Closing Date the Representatives shall have received from each of Ernst & Young et Autres, former independent registered public accountants for the Company, and KPMG SA, current independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Prospectus.

(m)          Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit A hereto from each of the persons listed on Exhibit B hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and the Option Closing Date.

(n)          Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(o)          Approval of Listing. At the First Closing Date, the Firm Shares and the Underlying Shares shall have been approved for listing on Euronext, in each case subject only to official notice of issuance.

(p)          Certificat du dépositaire. On the First Closing Date, once it has received the funds corresponding to the subscription of the applicable Offered Securities  and/or irrevocably pre-matched settlement instructions with Jefferies, as a Representative of the Underwriters for purposes of settlement and delivery of the Offered Securities, as the case may be, the Registrar shall issue one depositary certificate (certificat du dépositaire) provided for by Article L. 225-146 of the French Commercial Code, relating to the capital increase of the Company resulting from the subscription of the Offered Securities, and shall send a copy thereof to the Company and the Representatives.

(q)          Deposit Agreement. The Deposit Agreement shall be in full force and effect. The Depositary shall have delivered to the Company certificates satisfactory to the Underwriters evidencing the deposit with the Depositary or its nominee of the Underlying Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at the First Closing Date or the Option Closing Date, as the case may be, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(r)          Chief Financial Officer’s Certificate. On the date of this Agreement and on each of the First Closing Date and the Option Closing Date, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its Chief Financial Officer with respect to certain financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Representatives.

(s)          Additional Documents. On or before each of the First Closing Date and the Option Closing Date, the Representatives and counsels for the Underwriters shall have received such customary information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by written notice from the Representatives to the Company at any time on or prior to the First Closing Date and, with respect to the Option ADSs, at any time on or prior to the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.          Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6, Section 11 or Section 12, or if the sale to the Underwriters of the Offered Securities on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Securities, including, but not limited to, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges, provided, however, that in the event any such termination is effected after the First Closing Date but prior to the Option Closing Date with respect to the purchase of any Option ADSs, the Company shall only reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, reasonably incurred after the First Closing Date in connection with the proposed purchase of any such Option ADSs. For the avoidance of doubt, it is understood that the Company will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Offered Securities.

Section 8.          Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9.          Indemnification.

(a)          Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the F-6 Registration Statement, or any amendment to the Registration Statement or the F-6 Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated in the Registration Statement or the F-6 Registration Statement or necessary to make the statements in the Registration Statement or the F-6 Registration Statement not misleading; (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; (iii) any untrue statement or alleged untrue statement of a material fact contained in the French Public Disclosure, or the omission or alleged omission to state therein a material fact required to be stated in the French Public Disclosure or necessary to make the statements in the French Public Disclosure not misleading; or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii) or (iii) above; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all reasonable expenses (including the reasonable fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, the F-6 Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)          Indemnification of the Company and its Board Members and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its supervisory board members, executive board members, each of its officers who signed the Registration Statement and the F-6 Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such board member, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the F-6 Registration Statement, or any amendment to the Registration Statement or the F-6 Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated in the Registration Statement or the F-6 Registration Statement or necessary to make the statements in the Registration Statement or the F-6 Registration Statement not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the F-6 Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus, such Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement) in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, the F-6 Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the first sentence of the third paragraph under the caption “Underwriting,” the seventh paragraph under the caption “Underwriting,” the first paragraph and table under the caption “Underwriting—Commissions and Expenses,” the paragraphs under the caption “Underwriting—Stabilization,” and the first sentence under the caption “Underwriting—Electronic Distribution” in the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)          Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred upon receipt from the indemnified party of a written request for payment thereof accompanied by a written statement with reasonable supporting detail of such fees and expenses.

(d)          Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10.          Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate public offering price of the Offered Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each member of the supervisory board of the Company, each member of the executive board of the Company, each officer of the Company who signed the Registration Statement or the F-6 Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.          Default of One or More of the Several Underwriters. If, on the First Closing Date or the Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Securities to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the applicable Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Securities and the aggregate number of Offered Securities with respect to which such default occurs exceeds 10% of the aggregate number of Offered Securities to be purchased on such date, and arrangements satisfactory to the applicable Representatives and the Company for the purchase of such Offered Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination. In any such case either the applicable Representatives or the Company shall have the right to postpone the First Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.          Termination of this Agreement. Prior to the purchase of the Firm Securities by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq, the AMF and/or Euronext or trading in securities generally on either the Nasdaq, the New York Stock Exchange or Euronext shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of United States federal, New York or French authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States, French or international financial markets, or any substantial change or development involving a prospective substantial change in the United States’, France’s or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Securities in the manner and on the terms described in the Time of Sale Prospectus, the Prospectus or the Offering Press Releases or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13.          No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors or employees, or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14.          Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement.

Section 15.          Notices. All communications hereunder shall be in writing and shall be mailed, emailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	Jefferies LLC 520 Madison Avenue New York, New York 10022 Facsimile: (646) 619-4437 Attention: General Counsel

Jefferies GmbH
Bockenheimer Landstrasse 24
60323 Frankfurt am Main, Germany
Attention: IB LN Legal

TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, NY 10017
Attention: Head of Equity Capital Markets,
with a copy to CIBLegal@tdsecurities.com

Stifel, Nicolaus & Company, Incorporated
787 7th Avenue, 11th Floor
New York, NY 10019

Stifel Europe Securities SAS
26, avenue des Champs-Élysées
Paris 75008, France

with copies to:	Cooley LLP 55 Hudson Yards

New York, NY 10001-2157
Facsimile: (212) 479 6000
Attention: Courtney Thorne and Evan Leitner

Gide Loyrette Nouel A.A.R.P.I.
15, rue de Laborde
75008 Paris, France
Facsimile: +33 1 40 75 37 68
Attention: Arnaud Duhamel

If to the Company:	Nanobiotix S.A. 60, rue de Wattignies 75012 Paris, France Facsimile: +33 1 40 26 04 44 Attention: Laurent Levy

with copies to:	Jones Day 250 Vesey Street New York, New York 10281 Facsimile: (212) 755-7306 Attention: Peter Devlin

Jones Day
2, rue Saint-Florentin
75001 Paris, France
Facsimile: +33 1 56 59 39 38
Attention: Renaud Bonnet

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such from any of the Underwriters merely by reason of such purchase.

Section 17.          Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.          Recognition of the U.S. Special Resolution Regimes.

A.          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

B.          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 19.          Governing Law Provisions; Currency Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company and each other party not located in the United States has irrevocably appointed CT Corporation, which currently maintains an office at 28 Liberty Street, 42nd Floor, New York, New York 10005, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York, United States of America. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by any Underwriter of any sum adjudged to be so due in such other currency, on which such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income) imposed or levied by or on behalf of any taxing authority unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter of the amounts that would otherwise have been receivable in respect thereof if no withholding or deduction had been made. If any such taxes, duties, assessments or charges are required to be withheld or deducted, the Company will promptly (and in any event within the specified time limit) pay to the relevant tax authority the amount so withheld or deducted and provide the Underwriters with evidence of such payment.

Section 20.      Affiliates. The Representatives and the Underwriters may provide their services through or in conjunction with one or more of their affiliates, and references in this Agreement to the “Representatives” and the “Underwriters” shall, save where the context otherwise requires, include any such affiliates.

Section 21.          General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, and delivered by electronic means, (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus, the Prospectus and the Offering Press Releases (and any amendments and supplements to the foregoing), as contemplated by the Securities Act, the Exchange Act and applicable French laws and regulations.

Section 22.          Product Governance Rules. Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Delegated Directive”) regarding the mutual responsibilities of manufacturers under the Product Governance requirements contained within: (a) MiFID II; (b) Articles 9 and 10 of the Delegated Directive; and (c) local implementing measures (the “Product Governance Rules”) (i) each manufacturer acknowledges to each other manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the eligible distribution channels for dissemination of the Offered Securities, the related information set out in the Prospectus in connection with the Offered Securities and the requirement to carry out a product approval process; and (ii) the Underwriters and the Company note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Offered Securities by the manufacturers and the related information set out in the Prospectus in connection with the Offered Securities .

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

NANOBIOTIX S.A.

By:	/s/ Laurent Levy
Name: Laurent Levy
Title: Chairman of the Executive Board

The foregoing Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES LLC

JEFFERIES GMBH

TD SECURITIES (USA) LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

STIFEL EUROPE SECURITIES SAS

Acting individually and as Representatives
of the several Underwriters named in
the attached Schedule A.

JEFFERIES LLC

By:	/s/ Jack Fabbri
Name: Jack Fabbri
Title: Managing Director

JEFFERIES GMBH

By:	/s/ Gil Bar-Nahum
Name: Gil Bar-Nahum
Title: Managing Director

JEFFERIES GMBH

By:	/s/ Oliver Diehl
Name: Oliver Diehl
Title: Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Brian Hagerty
Name: Brian Hagerty
Title: Managing Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Seth Rubin
Name: Seth Rubin
Title: Head of Global Equity Capital Markets

STIFEL EUROPE SECURITIES SAS

By:	/s/ Gillingham Gregoire
Name: Gillingham Gregoire
Title: President

Schedule A

Name of Underwriters	Total Number of Firm ADSs to be Purchased	Total Number of Firm Shares to be Purchased	Total Number of Pre-Funded Warrants to be Purchased
Jefferies LLC	0	0	0
Jefferies GmbH	0	1,357,618	239,123
TD Securities (USA) LLC	225,373	0	0
Stifel, Nicolaus & Company, Incorporated	0	0	0
Stifel Europe Securities SAS	0	601,671	105,976
Total	225,373	1,959,289	345,099

Schedule B

Free Writing Prospectuses Included in the Time of Sale Prospectus

1.	Free Writing Prospectuses

a.	Terms and Conditions of the Pre-Funded Warrants;
b.	Launch Press Release, issued by the Company on May 20, 2026; and
c.	Pricing Press Release, issued by the Company on May 21, 2026.

2.	Pricing information orally conveyed by the Underwriters:

a.	Offering price per ADS: $38.98
b.	Offering price per Firm Share: €33.60
c.	Offering price per Pre-Funded Warrants: €33.57
d.	Number of Firm ADSs: 225,373
e.	Number of Option ADSs: 33,805
f.	Number of Firm Shares: 1,959,289
g.	Number of Pre-Funded Warrants: 345,099

Schedule C

Permitted Section 5(d) Communications

None.

Exhibit A

Form of Lock-up Agreement

May 18, 2026

JEFFERIES LLC
520 Madison Avenue
New York, New York 10022
United States of America

Jefferies GmbH
Bockenheimer Landstrasse 24
60323 Frankfurt am Main
Germany

TD Securities (USA) LLC
1 Vanderbilt Avenue
New York, NY 10017
United States of America

Stifel, Nicolaus & Company, Incorporated
787 7th Avenue, 11th Floor
New York, NY 10019
United States of America

Stifel Europe Securities SAS
26 avenue des Champs-Elysées
75 008 Paris
France

RE:          Nanobiotix S.A. (the “Company”)

Ladies and Gentlemen:

The undersigned is an executive board member or supervisory board member of the Company and/or a record or beneficial owner of ordinary shares, nominal value €0.03 per share, of the Company (“Ordinary Shares”), American Depositary Shares of the Company (“ADSs”), each representing one Ordinary Share of the Company, or securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares. The Company proposes to conduct a public offering of Ordinary Shares, which may be in the form of ADSs (the “Offering”), for which Jefferies LLC, TD Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated, Jefferies GmbH and Stifel Europe Securities SAS will act as underwriters (the “Underwriters”). The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the Underwriters are relying on the representations and agreements of the   contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of the Underwriters, which may withhold their consent in their sole discretion:

•
Sell or Offer to Sell any ADSs, Ordinary Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•
make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any ADSs, Ordinary Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do for her/his behalf any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Ordinary Shares or ADSs in the Offering, and the sale of the Ordinary Shares or ADSs in the Offering to the Underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to:

i.
transfers or dispositions of ADSs and/or Ordinary Shares acquired in the Offering or in open market transactions following the Offering; provided, however, that no filing or notification under the Exchange Act or other public filing or disclosure will be required or will be voluntarily made during the Lock-Up Period in connection with such transfers or dispositions under this clause (i);

ii.	transfers of ADSs, Ordinary Shares or any Related Securities as a bona fide gift;

iii.
transfers of ADSs or Ordinary Shares or any Related Securities by will or intestate succession or to any Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member;

iv.	transfers by operation of law, such as transfers of ADSs or Ordinary Shares or any Related Securities pursuant to a domestic order or in connection with a negotiated divorce settlement;

v.
transfers of ADSs, Ordinary Shares or any Related Securities to the Company in connection with the repurchase of ADSs or Ordinary Shares in connection with the termination of the undersigned’s services with the Company pursuant to contractual agreements with the Company as in effect as of the date of the final prospectus supplement for the Offering, provided, that no filing or notification under the Exchange Act or under Article L.621-18-2 of the French Monetary and Financial Code (Code monétaire et financier) or other applicable laws and regulations or other public filing or disclosure will be required or will be voluntarily made during the Lock-up Period in connection with such transfers pursuant to this clause (v);

vi.
the establishment of a written trading plan for the transfer of ADSs and/or Ordinary Shares that is intended to satisfy the requirements of Rule 10b5-1 under the Exchange Act or any analogous requirements under French law or practice for non-discretionary transfers of ADSs and/or Ordinary Shares following the date of such written plan (a “Trading Plan”), provided that (a) such Trading Plan does not provide for the transfer of ADSs or Ordinary Shares during the Lock-up Period, and (b) to the extent a public disclosure or filing under the Exchange Act, if any, is required of, or voluntarily made by or on behalf of, the undersigned or the Company regarding the establishment of such plan, such disclosure or filing shall include a statement to the effect that no transfer of ADSs or Ordinary Shares may be made under such plan during the Lock-Up Period;

vii.
transfers of ADSs, Ordinary Shares or any Related Securities pursuant to a bona fide third party tender offer for all outstanding ADSs and Ordinary Shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of at least 90% of the voting share capital of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of ADSs, Ordinary Shares or other such securities in connection with such transaction, or vote any ADSs or Ordinary Shares or other such securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this letter agreement;

viii.
(a) exercises of stock options, warrants (bons de souscription d’actions), founders’ warrants (bons de souscription de parts de créateur d’entreprise) or vesting of free shares (acquisition définitive d’actions gratuites) outstanding, described in the final prospectus supplement for this Offering, and held by the undersigned on the date hereof pursuant to any equity incentive plan or agreement in existence as of the date hereof and described in the registration statement relating to the Offering, provided that, subject to sub-clause (b) of this clause (viii), any ADSs and Ordinary Shares received upon exercise thereof shall remain subject to the provisions of this letter agreement; and (b) dispositions to the Company pursuant to any exercise or vesting described in sub-clause (a) of this clause (viii) on a “cashless” or “net exercise” basis or otherwise for the purpose of satisfying any applicable taxes (including estimated taxes) due in connection with such exercise or vesting. With respect to this clause (viii), no public disclosure will be voluntarily made during the Lock-Up Period in connection with such exercises, vesting and/or dispositions and to the extent any public disclosure or filing is required by law, such disclosure or filing shall state that any disposition pursuant to sub-clause (b) of this clause (viii) is made for the purposes set forth in sub-clause (b); and

ix.
any action taken by the undersigned in his or her capacity as an executive or supervisory board member in respect of primary offers and sales by the Company, which, for the avoidance of doubt, shall be subject to certain limitations set forth in the Underwriting Agreement.

provided, however, that in the case of any transfer or distribution pursuant to clauses (i) (in the event such subsequent resale does not occur in an open market transaction), (ii), (iii) and (iv), it shall be a condition to such transfer that:

•
each donee or transferee executes and delivers to the Underwriters an agreement in form and substance satisfactory to the Underwriters stating that such donee or transferee is receiving and holding such ADSs, Ordinary Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such ADSs, Ordinary Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such donee or transferee had been an original signatory hereto), and

•
prior to the expiration of the Lock-up Period, no public disclosure, filing or notification under the Exchange Act or under Article L.621-18-2 of the French Monetary and Financial Code (Code monétaire et financier) or other applicable laws and regulations by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of ADSs, Ordinary Shares or Related Securities in connection with such transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of ADSs, Ordinary Shares and/or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any ADSs, Ordinary Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Ordinary Shares and/or ADSs. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

If (i) the Company notifies the Underwriters in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed before May 22, 2026, or (iii) the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to payment for and delivery of the shares in the Offering, then in each case, this letter agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from its obligations under this letter agreement.

[Signature Page Follows]

If an individual, please sign here:

Signature:

Print Name:

Print Address:

If a corporation, a limited partnership or other legal entity, please sign here:

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Title:

Annex A

Certain Defined Terms

Used In Lock-Up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•
“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•
“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 90 days after the date of the final prospectus supplement for the Offering.

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•
“Related Securities” shall mean any stock options (options de souscription ou d’achat d’actions), warrants (bons de souscription d’actions), founders’ warrants (bons de souscription de parts de créateur d’entreprise), free shares (actions gratuites) or other rights to acquire ADSs or Ordinary Shares or any securities exchangeable or exercisable for or convertible into ADSs or Ordinary Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into ADSs or Ordinary Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

−	sell, offer to sell, contract to sell or lend,

−	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position,

−	pledge, hypothecate or grant any security interest in, or

−	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•
“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of ADSs, Ordinary Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

•	“Underwriters” shall mean the underwriters identified in Schedule I to the Underwriting Agreement.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this letter agreement.

Exhibit B

Members of the Executive and Supervisory Boards
Signing Lock-up Agreement

Executive Board Members:

Laurent Levy, Ph.D.
Bart Van Rhijn
Anne-Juliette Hermant
Louis Kayitalire

Supervisory Board Members:

Gary Phillips
Alain Herrera, M.D.
Anne-Marie Graffin
Enno Spillner
Margaret Liu, M.D.
Anat Naschitz

Exhibit C

THESE TERMS AND CONDITIONS DO NOT CONSTITUTE A CERTIFICATE
REPRESENTING THE PRE-FUNDED WARRANTS. IN ACCORDANCE WITH
FRENCH LAW, THE PRE-FUNDED WARRANTS ARE FULLY DEMATERIALIZED.

TERMS AND CONDITIONS OF THE
PRE-FUNDED WARRANTS (MAY 2026-2036)

Nanobiotix S.A., a société anonyme incorporated under the laws of France and registered with the Registre du Commerce et des Sociétés of Paris under number 447 521 600, with a registered capital of € 1,455,528.90 and having its registered office at 60, rue de Wattignies – 75012 Paris, France (the “Company”), hereby issues by decision of the Executive Board (directoire), acting with the approval the Supervisory Board (conseil de surveillance) pursuant to the powers delegated to the Executive Board by the Company’s shareholders at the general meeting held on May 19, 2025, in its 29th resolution and in accordance with the terms thereof (the “Terms and Conditions”), to the subscriber of pre-funded warrants, on the Issue Date, an aggregate of 345,099 equity warrants (bons de souscription d’actions) (the “Pre-Funded Warrants (May 2026-2036)” or the “Warrants”) to subscribe for ordinary shares of, as at the Issue Date, €0.03 each in the share capital of the Company (each, a “Share”, and any Share to be so subscribed for upon any exercise of a Warrant, a “Warrant Share”) on the terms set forth herein. Each Warrant is exercisable at the sole discretion of the Holder, initially for one Share (subject to adjustment from time to time as provided in these Terms and Conditions, the “Exercise Ratio”) at such exercise price per Warrant as was pre-funded to the Company on or prior to the Issue Date (except for a portion of the exercise price of Euro 0.03 per Warrant (the “Exercise Price”), which is payable upon exercise thereof).  The Warrants will not be admitted to the operations of any clearing system. The Warrants will not be admitted to listing or trading on any stock exchange or other securities market.

Interpretation

For the purposes of these Terms and Conditions, unless the context otherwise requires, the following words shall have the meaning set out opposite them:

“ADS”	means American Depositary Shares, each ADS representing the right to receive, as at the Issue Date, one Share ;

“Affiliate”
means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act or, in respect of any control governed by French law, under article L.233-3 of the French Commercial Code ;

“Aggregate Exercise Price”	has the meaning given in Section 2(c);

“Attribution Parties”
means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act; or, with respect to the French FDI Regime, as defined therein. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Beneficial Ownership Limitation (as defined in Section 2(f));

“Business Day”
means a day, other than a Saturday, Sunday, U.S. federal holiday, or a day on which banks in Paris, France or The City of New York, United States are authorized or required by law to be closed to the public;

“Calculation Agent”	has the meaning given in Section 8;

“Company”	has the meaning given in the introduction;

“Exchange Act”	means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“Exercise Date”	has the meaning given in Section 2(c);

“Exercise Notice”	has the meaning given in Section 2(c);

“Exercise Period”	has the meaning given in Section 2(a);

“Exercise Price”	has the meaning given in the introduction;

“Exercise Ratio”	has the meaning given in the introduction ;

“Exercised Shares”	has the meaning given in Appendix A;

“Exercised Shares Delivery Date”	means, in relation to any exercise of Warrants, the actual date of delivery of the Warrant Shares (other than Additional Shares) in respect thereof in accordance with these Terms and Conditions;

“Financial Intermediary”	has the meaning given in Section 3(c).

“French Commercial Code”	means the French Code de commerce;

“French FDI Regime”	has the meaning given in Section 2(f);

“French Monetary and Financial Code”	means the French Code monétaire et financier;

“Group”	means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder;

“Holder”	means, in respect of any Warrant at any time, the holder of such Warrant at such time as recorded in the Warrant Register as such time;

“Holders’ General Meeting”	has the meaning given in Section 7;

“Independent Expert”	Has the meaning given in Section 5;

“Issue Date”	means the date of issue of the Warrants, being on or about May 26, 2026;

“Masse”	has the meaning given in Section 7;

“Person(s)”
means an individual or a corporation, a general or limited partnership, a trust, an incorporated or unincorporated association, a joint venture, a limited liability company, a limited liability partnership, a joint stock company, a government (or any agency or political subdivision thereof) or any other entity of any kind;

“Record Date”
means, in respect of any transaction giving rise to an adjustment of the Exercise Ratio pursuant Section 5(a) or 10, (i) the date on which the ownership of the Shares is established so as to determine which holders of Shares are the beneficiaries of a given transaction or may take part in a transaction and, in particular, to which holders of Shares, a dividend, a distribution or an allocation, announced or voted as of this date or announced or voted prior to this date, should be paid, delivered, or completed; or (ii) (if such a date cannot be determined as provided in (i) above in the case of a transaction pursuant to paragraph 6, 7 or 9 of Section 5(a)) such date as is determined in good faith to be appropriate by an Independent Expert.

“Registrar”	means the registrar of the Warrants on behalf of the Company from time to time as specified in writing by the Company to the Holders of the Warrants and, as of the Issue Date, currently CIC CIB;

“Representative”	has the meaning given in Section 7;

“Securities Act”	means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Share”	has the meaning given in the introduction. For the avoidance of doubt, references herein to Shares shall, as the context may require, refer to Shares represented by ADSs;

“Share Equivalents”
means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Shares or ADSs, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares or ADSs;

“Terms and Conditions”	has the meaning given in the introduction;

“Trading Day”
means any day (other than a Saturday or Sunday) on which the Shares are traded on the Trading Market therefor, other than a day on which such trading ceases prior to the usual closing time, whether such cessation is scheduled (as it is often the case regarding trading on Euronext Paris on 24 and 31 December) or unscheduled;

“Trading Market”
means (a) in respect of the Shares, (i) Euronext Paris (or any successor thereto), or (ii) if the Shares are no longer admitted to trading on Euronext Paris (or any successor thereto) at the relevant time, the principal stock exchange or other securities market (as determined by an Independent Expert) on which the Shares (or, as applicable, ADSs representing them) are admitted to trading at such time, or (b) in respect of any other securities or other assets, (i) Euronext Paris (or any successor thereto), or (ii) if such securities or other assets are not admitted to trading on Euronext Paris (or any successor thereto) at the relevant time, the principal stock exchange or other securities market (as determined by an Independent Expert) on which such securities or other assets (or, as applicable, depositary receipts representing them) are admitted to trading at such time;

“Transaction”	has the meaning given in Section 5;

“VWAP”
means, in respect of a Share or other security or asset, on any Trading Day, the volume-weighted average price of such Share or other security on such day on the Trading Market therefor as published by or derived from Bloomberg page HP (or any successor page) (setting “PR094 VWAP (Vol Weighted Average Price)”, or any successor setting) in respect of such Share or other security or asset for such Trading Market (such page being as at the Issue Date, in the case of the Shares, NANO FP Equity HP), provided that in the case of a VWAP to be observed over a period comprising several Trading Days, such VWAP shall be equal to the volume-weighted average of the relevant daily VWAPs (the daily volumes to be used for the purpose of determining such weighted average being the volumes as published on such Bloomberg page HP (or any successor page), setting “VWAP Volume” (or any successor setting)), all as determined by the Calculation Agent.

“Warrant Shares”	has the meaning given in the introduction; and

“Warrants”	has the meaning given in the introduction.

Section headings are included for the convenience of the parties only and do not affect the interpretation of the Warrants.

Exercise

Exercise Period

Subject to the conditions and limitations specifically provided herein, the Warrants may be exercised by the Holder, in whole or (subject always to exercising a whole number of Warrants) in part, in one or more instances, for cash, at any time and from time to time on any Business Day during the period commencing on (and including) the Issue Date to (and including) May 26, 2036 (as may be extended pursuant to Section 9, the “Exercise Period”).

Any Warrant which has not been validly exercised in accordance with these Terms and Conditions prior to 5:00 p.m., Paris time on the last Business Day of the Exercise Period shall become null and void and the rights of the Holder to exercise such Warrant shall lapse.

Exercise Price, Exercise Ratio

The exercise price per each Warrant, except for a portion of such exercise price per Warrant which is payable upon exercise thereof and equal to the Exercise Price (being Euro 0.03), was pre-funded to the Company on or prior to the Issue Date. Consequently, no additional consideration (other than the Exercise Price) shall be required to be paid by the Holder to any Person to effect any exercise of the Warrants. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-funded exercise price (or, for the avoidance of doubt, any consideration paid for the subscription of the Warrants) under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per Warrant shall be, in respect of any exercise of a Warrant, the Exercise Price (being Euro 0.03). The Exercise Price shall be due and payable in Euro upon exercise of each Warrant.

Each Warrant is exercisable into a number of Warrant Share(s) equal to the Exercise Ratio in effect on the relevant Exercise Date, provided that upon any exercise of one or more Warrants pursuant to any one Exercise Notice, the number of Warrant Shares in respect of such exercise shall be equal to the product (rounded down to the nearest whole multiple of Shares, subject to Section 4) of the number of Warrants so exercised pursuant to such Exercise Notice and the Exercise Ratio in effect on the relevant Exercise Date, subject to Section 5(b), all as determined by the Calculation Agent.

Terms of exercise

To exercise the Warrants, the Holder shall, at any time prior to 5:00 p.m., Paris time, on any Business Day during the Exercise Period:

send, by email to the Registrar at [***, [***], [***] and [***], copying the Company at [***] and [***] and the Calculation Agent at [***] (or in each case to such other email addresses as may be notified from time to time to the Holders in accordance with Section 13), a notice of exercise (the “Exercise Notice” in respect of such exercise of Warrants) in the form (for the time being current) obtainable from the Issuer (the initial form of which is set forth in Appendix A), which Exercise Notice shall, inter alia, specify the number of Warrants to be exercised; and

make payment to the Company of an amount equal to the product of (x) the Exercise Price and (y) the number of Warrants which are being exercised pursuant to such Exercise Notice (the “Aggregate Exercise Price” in respect of such exercise of Warrants) by wire transfer of immediately available funds in Euros as set forth in Section 2(e) below, provided that, if any of (i) or (ii) above occurs on a day which is not a Business Day or after 5:00 p.m., Paris time on any Business Day, (i) above, or, as applicable, (ii) above, shall be deemed to have occurred on the immediately following Business Day.

The “Exercise Date” in respect of any exercise of Warrants shall be the Business Day on which the later of (i) and (ii) above has occurred (or is deemed to have occurred), or if both (i) and (ii) above have occurred (or are deemed to have occurred) on the same Business Day, such Business Day, as determined by the Company.

For the avoidance of doubt, (i) the Exercise Date determined as aforesaid must fall during the Exercise Period, failing which the relevant exercise of Warrants shall be null and void and (ii) the Holder may exercise all or any portion of its Warrants in one or several times within the Exercise Period, it being specified that each Warrant shall be exercised only once.

No ink-original Exercise Notice shall be required, nor shall any type of guarantee or notarization of any Exercise Notice be required.

Confirmation of Exercise

Upon receipt by the Registrar of an Exercise Notice and by the Company of the corresponding Aggregate Exercise Price in accordance with Section 2(c), of which the Company shall promptly inform the Registrar and the Calculation Agent, the Registrar shall as soon as practicable, but in no event later than 5:00 p.m. Paris time, on the Business Day immediately following the Exercise Date, send to the Holder, by email, with a copy to the Company and the Calculation Agent, a confirmation of receipt of such Aggregate Exercise Price and Exercise Notice and the applicable Exercise Date in the form of the notice at Appendix B to the Holder through its intermediary.

Issue of Warrant Shares Upon Exercise

In the event of any exercise of the rights represented by the Warrants in accordance with Section 2(c), the Company shall allot and issue to the Holder the Warrant Shares to which the Holder thereby becomes entitled on or with effect from the date of delivery of such Warrant Shares in accordance with these Terms and Conditions.

The Company shall use its best efforts to cause the Registrar to, on or before the third Business Day following the Exercise Date (or, in the case of Additional Shares, by such time as is specified in Section 5(b)), deliver such aggregate number of Warrant Shares to which the Holder shall be entitled to in respect of such exercise (as calculated by the Calculation Agent), either (as specified in the Exercise Notice) (i) to the Holder’s securities account opened in the name of the Holder with the Registrar or (ii) to the Holder’s securities account opened in the name of or for the benefit of the Holder with any other Financial Intermediary.

The Company’s obligation to issue Warrant Shares upon exercise of the Warrants shall not be subject to (i) any set off or defense or (ii) any claims against any holder of Warrants however arising.

Holder’s Exercise Limitations.

Neither the Company nor the Registrar shall effect any exercise of the Warrants, and the Holder shall not have the right to exercise any portion of the Warrants, pursuant to Section 2 or otherwise, to the extent that immediately prior to or after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with its Attribution Parties), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below), and the Company shall ensure that the Registrar shall only effectuate the exercise of any portion of the Warrants if both the Company and the Holder have signed the relevant exercise notice. For purposes of the foregoing sentence, the number of Shares beneficially owned by the Holder and its Attribution Parties shall include the number of Shares held by the Holder and its Attribution Parties plus the number of Warrant Shares issued upon exercise of the Warrants with respect to which such determination is being made, but shall exclude the number of Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of Warrants beneficially owned by the Holder or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein that are beneficially owned by the Holder or any of its Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder or, with respect to the French FDI Regime, in accordance therewith, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act or the French FDI Regime and the Holder is solely responsible for any schedules required to be filed in accordance therewith.

To the extent that the limitation contained in this Section 2(f) applies, the determination of whether the Warrants are exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of the Warrants is exercisable shall be in the joint determination of the Holder and the Company in reliance on the information regarding beneficial ownership of the Holder and the Attribution Parties provided by the Holder, and the submission of an Exercise Notice shall be deemed to be the joint determination of whether the Warrants are exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of the Warrants is exercisable, in each case subject to the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act.

For purposes of this Section 2(f), in determining the number of outstanding Shares the Holder may acquire upon exercise of the Warrants without exceeding the Beneficial Ownership Limitation, the Holder may rely on the number of outstanding Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F and Current Reports on Form 6-K or other public filing with the U.S. Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company setting forth the number of Shares outstanding. The Company shall provide reasonable assistance to the Holder to determine the number of Shares outstanding and, upon written request of the Holder, the Company shall within two Business Days confirm in writing or by electronic mail to the Holder the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder or its Attribution Parties since the date as of which such number of outstanding Shares was reported.

The “Beneficial Ownership Limitation” shall be 9.99% of the number of Shares outstanding immediately after giving effect to the issuance of Shares issuable upon exercise of the Warrants. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(f), provided that (a) to the extent required by law, in the cases of Beneficial Ownership Limitation increased above 9.99%, the Holder has obtained from the French Ministry of Economy through an authorization request or prior notification, in accordance with Articles L. 151-3 and seq., R. 151-4 and seq. of the French Monetary and Financial Code, Decree no. 2020-892 of July 22, 2020, as amended by Decree no. 2022-1622 of December 23, 2022 and Decree no. 2023-1293 of December 28, 2023, as amended from time to time (the “French FDI Regime”), either (i) a written response from the French Ministry of Economy confirming that the exercise of the Warrant and, therefore, the acquisition of Warrant Shares that would cause the Holder to beneficially own Shares (including Warrant Shares) in excess of 9.99% of the voting rights of the Company (the “10% Crossing Event”) is not subject to the prior authorization procedure referred to in Articles R. 151-5 and seq. of the French Monetary and Financial Code or (ii) in accordance with Articles R. 151-6 and seq. of the French Monetary and Financial Code or Article 2 of Decree no. 2020-892 of July 22, 2020, the authorization (express or tacit) to proceed with the 10% Crossing Event and (b) the Beneficial Ownership Limitation in no event exceeds (i) with respect to the limitations under Section 13(d) of the Exchange Act, 19.99% of the number of Shares (the “19.99% Cap”) and (ii) with respect to the French FDI Regime, 24.99% of the voting rights (the “24.99% Cap”), in each case, outstanding immediately after giving effect to the issuance of Warrant Shares upon exercise of the Warrants held by the Holder and the provisions of this Section 2(f) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. Notwithstanding the foregoing, at any time as from the date of announcement of any cash tender offer, exchange offer or any combination thereof (including any offre publique d’achat, offre publique d’échange, offre alternative, offre mixte) regarding the Company or in case of a reduction of capital not motivated by losses, the Holder may increase, waive or amend the Beneficial Ownership Limitation effective two (2) Business Days following written notice to the Company, provided, however, that the Beneficial Ownership Limitation may not be increased pursuant to this sentence to an amount in excess of the 19.99% Cap or the 24.99% Cap. Any decrease in the Beneficial Ownership Limitation will not be effective until two (2) Business Days after such notice is delivered to the Company.

The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(f) to correct this Section 2(f) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Warrants. The Company agrees to promptly execute the Exercise Notice upon receipt unless it reasonably believes that the Holder’s exercise would violate Section 2(f).

Warrant Shares

Form of Warrant Shares

The Warrant Shares will be, at the option of the Holder, (i) held in registered form (au nominatif) (including administered registered form (nominatif administré)) in the securities account opened in the name of the Holder in the books of the Registrar (and, if held in administered registered form, of the Holder’s Financial Intermediary), or (ii) in bearer form (au porteur), in the securities account opened in the name of or for the benefit of the Holder in the books of the Holder’s Financial Intermediary.

Dividend Due Date and Rights Attached to the Warrant Shares

Upon issue, Warrant Shares allotted pursuant to an Exercise Notice will grant the same rights, including, as from their date of delivery, the right to any dividend or any other distribution decided or to be paid, as are granted to holders of the Shares, and will be entirely assimilated to the Shares.

Warrant Shares shall be subject to all provisions of the Company’s by-laws and to the decisions of its shareholders’ meetings.

Application will be made, on the date of delivery of the Warrant Shares, by the Registrar on behalf of the Company for the Warrant Shares to be admitted to trading on the Trading Market therefor, on the same quotation line as the Shares.

Transfer of Warrant Shares, Admission to Euroclear France

Subject to compliance with any applicable securities laws, the Warrant Shares will, upon delivery, be freely negotiable and transferable as from the date of their entry in a securities account.

In accordance with the provisions of Articles L. 211-15 and L. 211-17 of the French Monetary and Financial Code, Shares are transferred from account to account and transfer of ownership of the Warrant Shares will result from their registration in the name of the transferee or by book entry, as applicable.

Application will be made for the Warrant Shares upon exercise of the Warrants to be admitted to Euroclear France SA (“Euroclear France”, and “Financial Intermediary” means any intermediary institution entitled to hold, directly or indirectly, securities accounts on behalf of its customers with Euroclear France, and includes the depositary bank for Clearstream Banking, S.A. and Euroclear Bank SA/NV upon any exercise of Warrants).

Fractional Shares

No fractional Shares shall be issuable upon the exercise of a Warrant.

Upon any exercise of Warrants pursuant to any one Exercise Notice, if the number of Warrant Shares in respect thereof calculated in accordance with these Terms and Conditions is not a whole number, such number shall be rounded down to the nearest whole multiple of Warrant Shares, and the Holder will receive from the Company (as soon as practicable, and in any case no later than 3 Business Days following the date of delivery of the Shares) a cash payment equal to the product (rounded down to the nearest whole multiple of €0.01) of the fractional share so rounded down and the closing price of the Shares on the Trading Market for the Shares on the last Trading Day preceding the Exercise Date (or, in the case of Additional Shares, the closing price of the Shares on such Trading Market on the Effective Date of the adjustment to the Exercise Ratio giving rise to such Additional Shares, or, if such Effective Date is not a Trading Day, on the immediately following Trading Day), all as determined by the Calculation Agent.

The Holder and any assignee, by acceptance of delivery of a Warrant to such Holder or assignee, acknowledges and agrees that, by reason of the provisions of this Section 4, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount for which such person subscribed or was purportedly transferred.

Adjustments of Exercise Ratio

(a) Adjustments to the Exercise Ratio

Warrants issued by the Company are securities giving access to the share capital of the Company within the meaning of Articles L. 228-91 et seq. of the French Commercial Code.

The Exercise Ratio will be subject to adjustment from time to time according to mandatory legal requirements imposed by the French Commercial Code and in particular by articles L. 228-98 to L. 228-101 (with the exception of the provisions of Articles L. 228-99 1°) and L. 228-99 2°)) and article R. 228-90 to R. 228-92 of such Code.

In accordance with the provisions of Article R. 228-92 of the French Commercial Code, if the Company decides to issue new Shares or securities giving access to the capital with preferential subscription rights limited to its shareholders, to distribute reserves (in cash or in kind) and share premiums or to change the allocation of its profits by creating preferred Shares, or to otherwise carry out any of the Transactions listed below, it will inform (as long as the current regulation so requires) the Holders via an announcement in the Bulletin des Annonces Légales Obligatoires.

If the Company is absorbed by a company or merges or consolidates with (fusions) one or several other companies to participate in the incorporation of a new entity, or proceed with a split (scission), the Holders shall exercise their rights in the entity(ies) that is/are the beneficiary(ies) of the contributions in accordance with the provisions of Article L. 228-101 of the French Commercial Code.

So long as any Warrants are outstanding and upon completion by the Company, at any time from the Issue Date, of any of the following transactions (each, a “Transaction”):

-	financial transactions (issuance of Shares or any other securities of any nature) with listed preferential subscription rights or by free allocation of listed subscription warrants;

-	free allocation of Shares to shareholders, consolidation or split of the Shares;

-	incorporation of reserves, profits or premiums into equity, by increasing the nominal value of the Shares;

-	distribution of reserves and of any Share premium, in cash or in kind;

-	free allocation to the shareholders of the Company of any securities of the Company (except Shares);

-	merger by acquisition (fusion par absorption), merger (fusion par création d’une nouvelle société), spin-off, or division (scission) of the Company;

-	buyback of its own Shares at a price higher than the Trading Market price;

-	amortization of the share capital; and

-	change in the allocation of profits and/or creation of preferred Shares;

in each case the Record Date of which falls on or after the Issue Date (save in the case of any exercised Warrants if the date of delivery of the Warrant Shares in respect of such exercise falls on or before such Record Date), the maintenance of the rights of the Holders will be ensured by proceeding to an adjustment of the Exercise Ratio (or as otherwise prescribed) in accordance with the Sections below.

Any adjustment to the Exchange Ratio carried out in accordance with this Section 5(a) below (or Section 10) will become effective on the later of (i) the date on which the Transaction triggering such adjustment is completed and (ii) the first Business Day on which the adjustment is capable of being determined in accordance with these Terms and Conditions (such date on which such adjustment becomes effective, the “Effective Date” in respect of the relevant adjustment).

In case of any adjustment to the Exercise Ratio made in accordance with this Section 5(a) or Section 10, the new Exercise Ratio will be rounded to the nearest whole multiple of 0.001 Share (with 0.0005 being rounded up to the nearest whole multiple of 0.001). Any subsequent adjustment will be made based on the then prevailing Exercise Ratio as so calculated and rounded. The Warrant Shares, however, may only be delivered in a whole number of Shares, subject to Section 4.

1.
(a) In the event of a financial transaction (issuance of Shares or any other securities of any nature) with listed preferential right to subscription, the new Exercise Ratio will be determined by the Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the relevant Effective Date and the following ratio:

Value of a Share after detachment of the preferential subscription right
+Value of the preferential subscription right

Value of a Share after detachment of the preferential subscription right

To calculate this ratio, (i) the value of a Share after detachment of the preferential subscription right will be equal to the arithmetic average of the opening prices (if any) of the Shares on the Trading Market for the Shares on all Trading Days included in the subscription period and (ii) the value of the preferential subscription right will be equal to the average of the opening prices (if any) of the preferential subscription right on the Trading Market for the preferential subscription right on all Trading Days included in the subscription period.

(b) In the event of a financial transaction carried out through the free allocation of listed subscription warrants to shareholders with a correlative ability to sell the securities resulting from subscription warrants not exercised by the holders during the period of subscription that applies to them1, the new Exercise Ratio will be determined by the Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the relevant Effective Date and the following ratio:

Value of a Share after detachment of the subscription warrant
+Value of the subscription warrant

Value of a Share after detachment of the subscription warrant

For the calculation of this ratio:

-
the value of a Share after detachment of the subscription warrant will be equal to the volume-weighted average of (i) the trading prices (if any) of the Shares on the Trading Market therefor on each Trading Day included in the subscription period, and, if there is a rump placement, (ii) either (a) the sale price of the Shares sold in the rump placement (and applying the volume of Shares sold in the offering to the sale price), if such securities are fungible with the Shares, or (b) the trading prices (if any) of the Shares on such Trading Market on the day the sale price for the securities sold in the rump placement is fixed, if such securities are not fungible with the Shares;

-
the value of the subscription warrant will be equal to the volume-weighted average of (i) the trading prices (if any) of the subscription warrants on the Trading Market therefor on each Trading Day included in the subscription period, and (ii) the implicit value of the subscription warrants (applying to this amount the corresponding number of warrants exercised in respect of the securities sold in the offering), being equal to either (a) the difference, if positive, adjusted by the warrant exercise ratio, between the sale price of the securities sold in the rump placement and the subscription price of the securities upon the exercise of the subscription warrants, or (b) if such difference as aforesaid is not positive, zero (0).

2.
In the event of a free allocation of Shares to shareholders, or in the event of a consolidation or split of the Shares, the new Exercise Ratio will be determined by the Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the relevant Effective Date and the following ratio:

Number of Shares forming the share capital after the Transaction

Number of Shares forming the share capital before the Transaction

3.
In the event of a capital increase by incorporation of reserves, profits or premiums carried out by increasing the nominal value of the Shares, the Warrant Shares to be delivered upon any exercise of the Warrants will be Shares with a nominal value so increased, and no adjustment shall be required to be made to the Exercise Ratio.

1 Are only concerned warrants which are “substitutes” of preferential subscription rights (exercise price usually lower than the market price, term of the warrant similar to the period of subscription of the capital increase with upholding of the Shareholders’ preferential subscription right, option to “recycle” the non-exercised warrants). The adjustment as a result of a free allocation of standard warrants (exercise price usually greater than the market price, term usually longer, absence of option granted to the beneficiaries to “recycle” the non-exercised warrants) shall be made in accordance with paragraph 5.

4.
In the event of a distribution of reserves and of any share premiums, either in cash or in kind (securities in portfolio...), the new Exercise Ratio will be determined by the Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the relevant Effective Date and the following ratio:

Value of a Share before distribution

Value of a Share before distribution – Value distributed per Share

For the calculation of this ratio:

-
the value of a Share before distribution will be equal to the VWAP of the Shares over the period comprising the last three Trading Days preceding the first Trading Day on which the Shares are traded ex-distribution;

-	the Value distributed per Share will be equal to:

o
if the distribution is made in cash, or is made either in cash or in kind (including but not limited to Shares) at the option of the Shareholders (including but not limited to pursuant to Articles L.232-18 et seq. of the French Code de commerce): the amount of such cash payable per Share (prior to any withholdings and without taking into account any applicable deductions), i.e., disregarding the value of the in-kind property payable in lieu of such cash amount at the option of the Shareholders as aforesaid; or

o	if distribution is made in kind:

(a)
in the case of a distribution of securities that are already listed on a stock exchange or other securities market: the VWAP of the securities distributed per Share over the period comprising the last three Trading Days preceding the first Trading Day on which the Shares are traded ex-distribution and on which such securities are traded on the Trading Market in respect thereof (or, if the value distributed per Share cannot be so determined, the value distributed per Share will be determined by an Independent Expert pursuant to the sub-paragraph (c) below),

(b)
in the case of a distribution of securities that are not yet listed on a stock exchange or other securities market but are expected to be so listed within the period of ten Trading Days’ period starting from (and including) the Trading Day on which the Shares are first traded ex-distribution: the VWAP of such securities over the period comprising the three first Trading Days included in such ten Trading Days’ period and on which such securities are traded on the Trading Market in respect thereof (or, if the value distributed per Share cannot be so determined, the value distributed per Share will be determined by an Independent Expert pursuant to the sub-paragraph (c) below), and

(c)
in all other cases (including without limitation the distribution of securities that are not listed as aforesaid or are so listed on fewer than three Trading Days within the ten Trading Days’ period mentioned above or distribution of assets or the value of the securities or the assets not being capable of being determined in accordance with the foregoing): such value as is determined by an independent expert of international reputation appointed by the Company, which may include the Calculation Agent acting for this purpose in such capacity (as may be agreed at the relevant time between the Company and the Calculation Agent), appointed from time to time by the Company at its own expense (the “Independent Expert”).

5.
In case of a free allocation to shareholders of securities, other than Shares and subject to paragraph 1 (b) above, the new Exercise Ratio will be determined by the Calculation Agent and will be equal to:

if the rights to the free allocation of securities are listed on a stock exchange or other securities market, the product of the Exercise Ratio in effect immediately prior to the relevant Effective Date and the following ratio:

Share price ex-right to free allocation + value of the right to free allocation

Share price ex-right to free allocation

For the calculation of this ratio:

-
the value of the Share price ex-right of free allocation will be equal to the VWAP of the Shares over the period comprising the first ten Trading Days starting on the Trading Day on which the Shares are first traded ex-right of free allocation;

-	the value of the right to free allocation will be equal to the VWAP of the right to free allocation over the ten Trading Days’ period referred to above.

If the right to free allocation is not traded on the Trading Market in respect thereof on each of the ten Trading Days referred to above, its value will be determined by an Independent Expert instead.

if the right to free allocation of securities are not listed on a stock exchange or other securities market or the value of the right to free allocation cannot be determined as provided in (a) above, the product of the Exercise Ratio in effect immediately prior to the relevant Effective Date and the following ratio:

Share price ex-right to free allocation
+ Value of that/those security(ies) allocated per Share

Share price ex-right to free allocation

For the calculation of this ratio:

-	the Share price ex-right to allocation will be determined as in paragraph (a) above;

-
if these securities are listed or are to be listed on a stock exchange or other securities market within the period of the first ten Trading Days starting from (and including) the Trading Day on which the Shares are first traded ex-distribution, the value of the securities allocated per Share will be equal to the VWAP of these securities over the period comprising the first three Trading Days included in such ten Trading Days’ period and on which said securities are traded on the Trading Market therefor. If the allocated securities are not traded on such Trading Market on at least three Trading Days during such ten Trading Days’ period, the value of these securities will be determined by an Independent Expert.

6.
In case of an absorption of the Company by another company (fusion par absorption) or a merger with one or more companies resulting in the incorporation of a new company (fusion par création d’une nouvelle société), a spin-off or division (scission) of the Company, the exercise of the Warrants will allow allocation of shares of the absorbing company or the new company(ies) or the company(ies) resulting from any division or spin-off.

The new Exercise Ratio will be determined by the Calculation Agent (if the Calculation Agent determines in its sole discretion it is capable of making such adjustment) or (otherwise) by an Independent Expert by multiplying the Exercise Ratio in effect immediately prior to the relevant Effective Date by the exchange ratio of the Shares against the shares of the absorbing company or the new company(ies) or the company(ies) resulting from any division or spin-off. These companies will be fully subrogated to the Company’s rights and obligations towards the Holders.

7.
In case of a buyback by the Company of its own Shares (except for buybacks made pursuant to Article L. 22-10-62 of the French Commercial Code) at a price higher than the stock exchange price, the new Exercise Ratio will be determined by the Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the relevant Effective Date and the following ratio:

Share price x (1 – Pc%)

Share price – Pc% x Buyback price

For the calculation of this ratio:

-	Share price means the VWAP of the Shares over the period comprising the last three Trading Days preceding the buyback (or the ability of buyback):

-	Pc% means the percentage of total share capital repurchased; and

-	Buyback price means the effective buyback price.

8.
In case of amortization of the share capital of the Company, the new Exercise Ratio will be determined by the Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the relevant Effective Date and the following ratio:

Value of a Share before amortization

Value of a Share before amortization - amount of the amortization per Share

For the calculation of the ratio, the Share value before amortization will be equal to the VWAP of the Shares over the period comprising the last three Trading Days preceding the Trading Day on which the Shares are first traded ex-amortization, and the amount of the amortization per Share, if other than cash, shall be determined by an Independent Expert.

9.
(a) In case of a change in the allocation of profits and/or creation of new preferred shares resulting in such modification by the Company, the new Exercise Ratio will be determined by the Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the relevant Effective Date and the following ratio:

Share price before modification

Share price before modification - reduction per Share of the right to profits.

For the calculation of this ratio:

-	the Share price before modification means the VWAP of the Shares over the period comprising the last three Trading Days preceding the date of modification;

-	the reduction per Share on the right to profits will be determined by an Independent Expert and will be submitted to the approval of the Holders’ General Meeting (as defined in Section 7).

If however these preferred Shares are issued with shareholders’ preferential subscription rights or by free distribution of Warrants to subscribe to such preferred shares, the new Exercise Ratio will be adjusted in accordance to paragraphs 1 or 5 above, as applicable.

(b) in case of creation of preferred shares without a modification in the distribution of profits, the adjustment of the Exercise Ratio (if any) that would be necessary will be determined by the Independent Expert.

If the Company were to carry out transactions where an adjustment had not been completed under paragraphs 1 to 9 above, and a later law or regulations require an adjustment, the Company shall undertake such adjustment in accordance with the law or regulations then applicable and the market practice observed in France. In the event of an adjustment, the new exercise conditions will be notified to the Holders pursuant to Section 13 within three (3) Business Days of the relevant Effective Date. The Company’s Board of Directors will report the calculation and results of any adjustment in the annual report following such adjustment.

(b) Retroactive Adjustments

If the Record Date for a transaction giving rise to an adjustment of the Exercise Ratio pursuant to Section 5(a) or Section 10 occurs prior to the date of delivery of the Shares required to be delivered pursuant to any exercise of Warrants (and whether such Record Date falls prior to, on or after the Exercise Date), the holder of such Warrants will have no right to participate in, and will have no right to indemnification in respect of, such transaction subject to their right to an adjustment of the Exercise Ratio until the delivery date of the Shares (exclusive) in accordance with these Terms and Conditions.

If the Record Date for a transaction giving rise to an adjustment of the Exercise Ratio pursuant to Section 5(a) or Section 10 occurs prior to the date of delivery of the Shares (other than Additional Shares) required to be delivered pursuant to any exercise of Warrants (and whether such Record Date falls prior to, on or after the Exercise Date) in circumstances where the Exercise Ratio in effect as of the relevant Exercise Date does not reflect the relevant adjustment in respect of such transaction, the Company will deliver to the relevant holder of such Warrants such number (as determined by the Calculation Agent) of additional Shares (the “Additional Shares”), as, together with the number of Shares required to be delivered based on the Exercise Ratio in effect on the Exercise Date (including for this purpose any fraction of a Share not delivered pursuant to Section 4), is equal to such number of Shares as would have been required to be delivered had the Exercise Ratio adjusted in respect of such transaction been in effect on such Exercise Date.

The relevant holder of such Warrants will receive delivery of the Additional Shares (i) on or prior to the Exercised Shares Delivery Date or (ii) if the number of Additional Shares could not be determined by the Calculation Agent in time for such delivery to be made on or prior to the Exercised Shares Delivery Date, as soon as practicable after such determination is made.

Form, Title and Transfer of Warrants; Registration of Warrants

The Warrants will be held in dematerialized pure nominative form (au nominatif pur) in the securities account opened in the name of the Holder in the books of the Registrar.

Subject to compliance with any applicable securities laws, the Warrants are freely negotiable and transferable by the Holder thereof at any time. Any transfer by Holder shall be subject to, and conditioned upon, the transferee’s acknowledgement and agreement that any exercise of Warrants shall be subject to such transferee’s delivery of an Exercise Notice in the form set forth in Appendix A, including the making of the representations set forth therein.

The Warrants will not be admitted to the operations of any clearing system. The Warrants will not be admitted to listing or trading on any stock exchange or other securities market.

Title to the Warrants held by the Holders will be established and evidenced in accordance with Article L.211-3 and R.211-1 of the French Monetary and Financial Code by book-entries (inscription en compte). No physical document of title (including certificats représentatifs pursuant to Article R.211-7 of the French Monetary and Financial Code) will be issued in respect of the Warrants.

The Warrants will, upon issue, be inscribed in the books of the Registrar, which shall credit the account of the Holder with the Registrar. The Registrar shall record ownership of each Warrant, upon records to be maintained by the Registrar for that purpose (the “Warrant Register”), in the name of the record Holder (which shall be the initial Holder or, as the case may be, any assignee to which a Warrant is assigned pursuant hereto) from time to time. In accordance with the provisions of Articles L. 211-15 and L. 211-17 of the French Monetary and Financial Code, title to the Warrants shall be evidenced by entries in the Warrant Register, and transfer of the Warrants may only be effected through registration of the transfer in such Warrant Register. The Company and any agent of the Company may deem and treat the Holder of a Warrant recorded in the Warrant Register as the absolute owner thereof for the purpose of any exercise of such Warrant or any distribution to the Holder, and for all other purposes.

Upon exercise of any Warrant, such Warrant shall be cancelled with effect from the relevant Exercise Date, subject to delivery of the Warrant Shares in respect of such exercise in accordance with these Terms and Conditions.

Representation of Holders

In case of multiple Holders, they will be grouped automatically in a collective group with legal personality (the “Masse”) to defend their common interests.

The Masse will be governed by the provisions of the French Commercial Code (with the exception of the provisions of Article L.228-48 thereof), subject to the following provisions.

The Masse will be a separate legal entity by virtue of Article L.228-103 of the French Commercial Code, acting in part through a representative (the “Representative”) elected by the Holders’ General Meeting (as defined hereafter), and in part through a Holders’ general meeting (the “Holders’ General Meeting”).

The Masse alone, to the exclusion of all individual Holders, shall exercise the common rights, actions and benefits which now or in the future may accrue with respect to the Warrants. The Holders’ General Meeting shall be called upon to authorize any changes to the Terms and Conditions and to approve any decision that has an impact on the conditions for subscription of the Warrant Shares determined within the scope of these Terms and Conditions.

In accordance with Articles L. 228-59 and R. 228-67 of the French Commercial Code, notice of date, hour, place and agenda of any Holders’ General Meeting will be given by electronic means of telecommunication implemented under the conditions mentioned in Article R. 225-63 of the French Commercial Code to the address indicated by the Holder not less than fifteen (15) calendar days prior to the date of such Holders’ General Meeting on first notice, and five (5) calendar days on second notice.

Each Holder has the right to participate in a Holders’ General Meeting in person, by proxy, by correspondence and, in accordance with Article L. 228-61 of the French Commercial Code by videoconference or by any other means of telecommunication allowing the identification of participating Holders.

Decisions of the Holders’ General Meetings once approved will be published by way of a press release posted by the Company on its website (https://nanobiotix.com).

In case of a single Holder, such Holder shall automatically have the powers attributed to the Representative, the Masse and the Holders’ General Meeting.

Calculation Agent, Independent Expert

The Company has appointed Conv-Ex Advisors Limited as calculation agent (the “Calculation Agent”).

The Company reserves the right at any time to modify or terminate the appointment of the Calculation Agent and/or appoint a substitute Calculation Agent or approve any change in the office through which such agent acts, provided that, so long as any Warrant is outstanding, there will at all times be a Calculation Agent.

The Calculation Agent is acting exclusively as an agent for, and upon request from, the Company. Neither the Calculation Agent (acting in such capacity) nor any Independent Expert appointed in connection with the Warrants (acting in such capacity), shall have any relationship of agency or trust with, nor shall the Calculation Agent (acting in such capacity) nor any Independent Expert appointed as aforesaid (to the fullest extent permissible by law) shall be liable nor shall they incur any liability as against, the Holders, the Representative (if any) and (in the case of adjustments, calculations and determinations performed by an Independent Expert) the Calculation Agent.

The Calculation Agent may, subject to the provisions of the calculation agency agreement to be entered into between the Company and the Calculation Agent at the latest on the Issue Date, consult on any matter (including but not limited to, any legal matter), with any legal or other professional adviser and it shall be able to rely upon, and it shall not be liable and shall incur no liability as against the Company, the Representative or the Holders in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion.

If any doubt shall arise as to whether an adjustment is to be made to the Exercise Ratio or as to the appropriate adjustment to the Exercise Ratio, or as to any determination specified to be made by the Calculation Agent in these Terms and Conditions, and following consultation between the Company and the Calculation Agent, an Independent Expert may be appointed by the Company, at its own expense; the Independent Expert will be in charge of delivering a written opinion in respect of such adjustment or determination and shall be conclusive and binding on the Company, the Holders, the Registrar and the Calculation Agent, save in the case of willful default, bad faith or manifest error.

Suspension of the ability to exercise the Warrants

In case of a capital increase, absorption, merger, spin-off or issue of new Shares or securities giving access to the share capital, or any other financial transaction involving a preferential subscription right or reserving a priority subscription period for the benefit of the Company’s shareholders, the Company will be entitled to suspend the exercise of the Warrants for a period that may not exceed the shorter of three months or any other required period set by the applicable regulations. Notwithstanding anything contained herein, in the case of a suspension under this Section 9 the first day of which falls during the period of three (3) months prior to the day which (but for the operation of this Section 9) would be the last day of the Exercise Period, the Exercise Period shall be automatically extended for the same duration as the period of suspension. The Company’s decision to suspend the ability to exercise the Warrants will be published (to the extent that such publication is required under French law or any other form of communication compliant with applicable regulations) in the Bulletin des annonces légales obligatoires. This notice will be published at least seven calendar days (so long as required by French law) before the suspension becomes effective and will indicate the dates on which the suspension exercise of the Warrants will begin and end. At the same time, this information will also be the object of a notice published by the Company in accordance with Condition 13 and (if the rules of the Trading Market for the Shares so require) a notice published by such Trading Market.

Modification of the rules for profit distribution, capital amortization, modification of the legal form or corporate purpose of the Company— reduction of the Company’s share capital due to losses

Pursuant to the provisions of Article L. 228-98 of the French Commercial Code and to the extent not already covered by the provisions of Section 5:

the Company may modify its form or corporate purpose without the approval of the Holders’ General Meeting;

the Company may, without requesting the approval of the Holders’ General Meeting, amortize its share capital, modify the allocation of its profits or issue preferred shares, as long as there are outstanding/unexercised Warrants, provided that it has taken the necessary measures to preserve the rights of the Holders (see Section 5 above);

in case of a reduction in the Company’s share capital motivated by losses and carried out by reducing the nominal amount or the number of shares making up the share capital, the rights of the Holders will be reduced accordingly, as if they had exercised the Warrants before the date on which the capital reduction became effective. In case of a reduction in the Company’s share capital by reducing the number of shares, the new Exercise Ratio will be equal to the product of the Exercise Ratio in force before the reduction in the number of shares and the following ratio:

Number of Shares forming the share capital after the transaction
Number of Shares forming the share capital before the transaction

New issues and assimilation

The Company may, without requiring the consent of the Holders’ General Meeting, issue other warrants fungible with (assimilable) the Warrants. To the extent that these similar (assimilable) warrants and the Warrants will confer identical rights in all respects and that the terms and conditions of those warrants are identical to these of the Warrants, the Holders and the holders of those warrants will be regrouped in a single masse for the defense of their common interests.

Absence of restriction in the Company’s by-laws on the free negotiability of the Warrants and the Warrant Shares to be issued upon exercise

Nothing in the Company’s by-laws restricts the free negotiability of the Warrants and the Shares comprising the Company’s share capital.

Notices

Any notice to the Holders shall be deemed to be duly given if it has been made available to the Holders on the website of the Company (https://nanobiotix.com/fr/).

Taxes

The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable under French laws with respect to the issue and delivery of Warrant Shares upon exercise of the Warrants.

Successor and Assigns

These Terms and Conditions shall be binding upon and inure to the benefit of the Holders and their assigns, and shall be binding upon any entity succeeding to the Company by consolidation, merger or acquisition of all or substantially all of the Company’s assets (including by way of contribution, spin-off or partial spin-off). The Company may not assign the Warrants or any rights or obligations hereunder without the prior written consent of the Holder.

Third Party Rights

These Warrants confer no right on any person other than the Holder thereof to enforce any of these Terms and Conditions or any other term of these Warrants.

Governing Law

These Terms and Conditions shall be interpreted, governed by and construed in accordance with the law of France.

Any suit, action or proceeding arising out of or based upon the Warrants or the transactions contemplated by these Terms and Conditions will be submitted to the exclusive jurisdiction of the Paris court of economical activities (Tribunal des activités économiques de Paris), and, to the extent permitted by law, the Company and the Holders irrevocably waive any objection it may now or hereafter have to personal jurisdiction the laying of venue of any such suit, action or proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Appendix A
Form of Exercise Notice

To: [Registrar]

Attention: [•]

Copy to: Company

Attention: Finance Department [***]

Copy to: Calculation Agent

Attention: Calculation Agency Team [***]

EXERCISE NOTICE

Reference is made to the Warrants, issued on May 26, 2026, by Nanobiotix S.A., a société anonyme incorporated under the laws of France and registered with the Registre du Commerce et des Sociétés of Paris under number 447 521 600, with a registered capital of € [1,455,528.90] and having its registered office at 60, rue de Wattignies – 75012 Paris, France (the “Company”).

Unless otherwise expressly defined herein, the capitalized terms in this Exercise Notice shall have the meaning set forth in the Terms and Conditions.

The undersigned, [•], residing [•], having a full knowledge of the Company’s by-laws and the Terms and Conditions of the Warrants, benefitting from the cancellation of the preferential subscription right, and, in accordance with and pursuant to the terms of the Warrants, it being understood and agreed that one Warrant is exercisable such number of Shares as is determined by the Calculation Agent in accordance with the Terms and Conditions, the undersigned hereby (i) confirms that, immediately prior to receiving the relevant number of Warrant Shares pursuant to this exercise of Warrants, the holder of the Warrants so exercised (together with its Attribution Parties), beneficially own (within the meaning of Section 2(f), but excluding for this purpose the relevant number of Warrant Shares resulting from this exercise) ________________ ________________ ________________ ________________   2 (________________ ____________3) Shares, and (ii) elects to exercise ________________ ________________ ________________ ________________   4 (________________ ____________5) Warrants out of the ________________ ________________ ________________ ________________   6 (________________7) Warrants held by the undersigned as at the date hereof.

2 insert number of Shares in letters

3 insert number of Shares in numbers

4 insert number of Warrants in letters

5 insert number of Warrants in numbers

6 insert number of Warrants in letters

7 insert number of Warrants in number

As a result of the above, the undersigned:

represents, warrants, and agrees that its exercise of the Warrants hereunder and receipt of the underlying Warrant Shares complies with applicable securities laws, that it is an “accredited investor” (as defined in Rule 501 under the Securities Act), and that, after giving effect to such exercise and receipt, it does not beneficially own a number of Shares in excess of the Beneficial Ownership Limitation (as defined in the Terms and Conditions of the Warrants);

hereby subscribes such number of Warrant Shares as is determined by the Calculation Agent in accordance with the Terms and Conditions (the “Exercised Shares”);

confirms that it is attaching to this Exercise Notice (1) a valid proof of the identity of the undersigned on behalf of the Holder and (2) as applicable, valid proof of the authority of the undersigned to sign this Exercise Notice on behalf of the Holder; and

pays in whole and immediately an Aggregate Exercise Price (as defined in Section 2(b) and being equal to the product (which shall be a whole multiple of €0.03) of (i) €0.03 (being the Exercise Price per Warrant) and (ii) the number of Warrants exercised pursuant to this Exercise Notice) amounting to _________________________________________________________________________________________________________________________________8 (€_________________9) by wire transfer to the Company of immediately available funds in Euros to the following account:

Beneficiary
IBAN
BIC
[●]
Reference

8 insert Aggregate Exercise Price in letters

9 insert Aggregate Exercise Price in numbers

Pursuant to Section 2(e), on the Exercised Shares Delivery Date, the Exercised Shares will be delivered10:

☐	Option 1 – to the undersigned’s securities account opened in the name of the undersigned with the Registrar, or

☐	Option 2 – to the following securities account in the name of or for the benefit of the undersigned with a Financial Intermediary:

Place of Settlement (PSET)
Bank
Institution BIC Code
ESES Institution Number
Account number

In accordance with Section 4, if any fractional share is rounded down, a cash payment corresponding to such fractional share will be credited by or on behalf of the Company to the following undersigned’s EUR cash account:

Beneficiary
IBAN
SWIFT
Reference

Date:  ___________________________________

Name:  ___________________________________

By:  _________________________11

Name:  _________________________

Title:  _________________________

Dated:  _________________________

10 Please elect as applicable by ticking the relevant box (and, if Option 2 applies, filling the table above).

11 Please insert the following handwritten note above the signature “Valid for the subscription of the relevant number of Exercised Shares”.

The Company hereby acknowledges the above exercise notice and has, in reliance on the information regarding beneficial ownership of the Holder and the Attribution Parties provided by the Holder, determined that the exercise would not violate Section 2(f).

By:  _________________________

Name:  _________________________

Title:  _________________________

Dated:  _________________________

Appendix B

Form of acknowledgement by the Registrar

To:

[Holder]

Attention: [•]

Copy to: Company

Attention: Finance Department (bart.vanrhijn@nanobiotix.com)

The Registrar hereby acknowledges this Exercise Notice attached hereto and receipt by the Company of the Aggregate Exercise Price in respect thereof.

The applicable Exercise Date in respect of such exercise of Warrants is [•].

Date:  _________________________

By:  _________________________

Name:  _________________________

Title:  _________________________